Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC

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Declaration Page for Use With

Mortgage Guaranty Master Policy

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Mortgage Guaranty Insurance Corporation (a stock insurance company hereinafter called the "Company") agrees to pay to the Insured identified below, in consideration of the premium or premiums to be paid as specified in this Policy and in reliance on the Insured's Application for coverage under this Policy any Loss due to the Default by a Borrower on a Loan, subject to the terms and conditions in this Policy.

Insured's Name and Mailing Address:	Master Policy Number:
LaSalle Bank National Association as Trustee for the	12-670-4-3169
Structured Asset Investment Loan Trust Mortgage
Pass-Through Certificates Series 2003-BC5
135 South LaSalle Street	Effective Date of Policy:
Suite 1625	May 1, 2003
Chicago, Illinois 60603

Includes Terms and Conditions #71-7135 (8/94)

Includes Endorsement(s):

#71-70192 (8/01)

#71-70201 (10/01)

In Witness Whereof, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding on the Company.

MORTGAGE GUARANTY INSURANCE CORPORATION

Authorized Representative

Steven M. Thompson, Vice President

Form #71-70035 (10/96)

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Table of Contents

Mortgage Guaranty Master Policy

1

Definitions

1.1

Application

1.2

Appropriate Proceedings

1.3

Borrower

1.4

Borrower's Title

1.5

Certificate

1.6

Certificate Effective Date

1.7

Claim

1.8

Claim Amount

1.9

Commitment

1.10

Default

1.11

Environmental Condition

1.12

Good and Merchantable Title

1.13

Insured

1.14

Loan

1.15

Loss

1.16

Owner or Owner of the Loan

1.17

Perfected Claim

1.18

Person

1.19

Physical Damage

1.20

Policy

1.21

Possession of the Property

1.22

Property

1.23

Residential

1.24

Servicer

1.25

Settlement Period

1.26

Value

2

Obtaining Coverage and Payment of Premiums

2.1

Application and Certificate

2.2

Representations of the Insured

2.3

Company's Remedies for Misrepresentation

2.4

Incontestability for Certain Misrepresentations

2.5

Initial Premium and Term of Coverage

2.6

Renewal of Certificate and Termination for Non-Payment of Renewal Premium; Reinstatement of Terminated Coverage

2.7

Special Procedures for Certification of Coverage; Payment of Initial and Renewal Premiums

2.8

Cancellation by the Insured of a Certificate

2.9

Cancellation of Policy

2.10

Relationship Among the Company, the Owner of a Loan, and the Servicer of a Loan

2.11

Refund of Premium for Denial of Claim in Full

3

Changes in Various Loan Terms, Servicing and Insured; Co-ordination and Duplication of Insurance Benefits

3.1

Loan Modifications

3.2

Open End Provisions

3.3

Assumptions

3.4

Change of Servicing

3.5

Change of Owner

3.6

Co-ordination and Duplication of Insurance Benefits

4

Exclusions From Coverage

4.1

Balloon Payment

4.2

Effective Date

4.3

Incomplete Construction

4.4

Fraud, Misrepresentation and Negligence

4.5

Non-Approved Servicer

4.6

Physical Damage (Other than Relating to Pre-Existing Environmental Conditions)

4.7

Pre-Existing Environmental Conditions

4.8

Down Payment

4.9

First Lien Status

4.10

Breach of the Insured's Obligations or Failure to Comply with Terms

5

Conditions Precedent to Payment of Claim

5.1

Notice of Default

5.2

Monthly Reports

5.3

Company's Option to Accelerate Filing of a Claim

5.4

Voluntary Conveyance

5.5

Appropriate Proceedings

5.6

Mitigation of Damages

5.7

Advances

5.8

Claim Information and Other Requirements

5.9

Acquisition of Borrower's Title Not Required

5.10

Sale of a Property by the Insured Before End of Settlement Period

5.11

Foreclosure Bidding Instructions Given by the Company

5.12

Effect of Unexpired Redemption Period on Payment of a Claim

5.13

Collection Assistance

6

Loss Payment Procedure

6.1

Filing of Claim

6.2

Calculation of Claim Amount

6.3

Payment of Loss; Company's Options

6.4

Calculation of Settlement Period

6.5

Payment by the Company After the Settlement Period

6.6

Discharge of Obligation

7

Additional Conditions

7.1

Proceedings of Eminent Domain

7.2

Pursuit of Deficiencies

7.3

Subrogation

7.4

Policy for Exclusive Benefit of the Insured and the Owner

7.5

Effect of Borrower Insolvency or Bankruptcy on Principal Balance

7.6

Arbitration of Disputes; Suits and Actions Brought by the Insured

7.7

Release of Borrower; Defenses of Borrower

7.8

Amendments; No Waiver; Rights and Remedies; Use of Term "Including"

7.9

No Agency

7.10

Successors and Assigns

7.11

Applicable Law and Conformity to Law

7.12

Notice

7.13

Reports and Examinations

7.14

Electronic Media

Terms and Conditions

1

Definitions

1.1

Application means a request for coverage, including assumption of coverage, under this Policy for a Loan on a form or in a format provided by the Company, and all other statements, documents or information furnished to the Company by the Insured or any other Person in connection with the insuring of the Loan.  An application will include information, if so furnished to the Company, contained in the Borrower's Loan application, appraisal, verifications of income and deposit, plans and specifications for the Property, and all other exhibits and documents, and will include all data and information so furnished by electronic means.

1.2

Appropriate Proceedings means any legal or administrative action by the Insured affecting either a Loan or title to a Property, including:

a.

Preserving a deficiency recovery by making a bid at the foreclosure sale and pursuing a deficiency judgment until the end of the Settlement Period, where appropriate and permissible and where directed by the Company; or

b.

Enforcing the terms of the Loan as allowed by the laws where the Property is located; or

c.

Acquiring Borrower's Title or Good and Merchantable Title to the Property, as either may be required under this Policy, but excluding such title as may be acquired by a voluntary conveyance from the Borrower; or

d.

Asserting the Insured's interest in the Property in a Borrower's bankruptcy.

1.3

Borrower means any Person legally obligated to repay the debt obligation created by a Loan, including any co-signer or guarantor of the Loan.

1.4

Borrower's Title means such title to a Property as was vested in the Borrower at the time of a conveyance to the Insured arising out of or pursuant to a foreclosure of the Loan; provided, however, if the Insured so elects, the redemption period need not have expired.  Borrower's Title in the Insured may be, but need not be the equivalent of Good and Merchantable Title, and the deed evidencing Borrower's Title need not be recorded unless required by applicable law.

1.5

Certificate means the document, which may be on the same form as the Commitment, issued by the Company pursuant to this Policy and extending the coverage indicated therein to a specified Loan.

1.6

Certificate Effective Date means, as specified in the Certificate, (a) the closing date of a Loan, or (b) the later date requested by the Insured and accepted by the Company.

1.7

Claim means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.

1.8

Claim Amount means the amount calculated in accordance with Section 6.2 of this Policy.

1.9

Commitment means the document, which may be on the same form as the Certificate, issued by the Company evidencing the Company's offer to insure the Loan identified therein, subject to the terms and conditions therein and in this Policy.

1.10

Default means the failure by a Borrower (a) to pay when due an amount equal to or greater than one (1) monthly regular periodic payment due under the terms of a Loan or (b) to pay all amounts due on acceleration of the Loan by the Insured after breach by the Borrower of a due on sale provision in the Loan, granting the Insured the right to accelerate the Loan upon transfer of title to, or an interest in, the Property and to institute Appropriate Proceedings.  Violation by the Borrower of any other term or condition of the Loan which is a basis for Appropriate Proceedings shall not be considered to be a Default.

A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled monthly payment has not been made or as of the close of business on the due date stated in the notice of acceleration given pursuant to the due-on-sale provision in the Loan.  The Loan will be considered to remain in Default until filing of a Claim so long as such periodic payment has not been made or such basis for  Appropriate Proceedings remains.  For example, a Loan is "four (4) months in Default" if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration and Appropriate Proceedings exists for a continuous period of four months.

1.11

Environmental Condition means the presence of environmental contamination, including nuclear reaction or radioactive waste, toxic waste, or poisoning, contamination or pollution of earth or water subjacent to the Property or of the atmosphere above the Property; or the presence, on or under a Property, of any "Hazardous Substance" as that term is defined by the federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601 et. seq., as amended from time to time) or as defined by any similar state law, or of any "Hazardous Waste" or "Regulated Substance" as those terms are defined by the federal Resource Conservation and Recovery Act (42 U.S.C. sec. 6901, et seq., as amended from time to time) or as defined by any similar state law.  Environmental Condition does not mean the presence of radon, lead paint, or asbestos.

1.12

Good and Merchantable Title means title to a Property free and clear of all liens, encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for any of the following or as permitted in writing by the Company:

a.

Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent;

b.

Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed; and

c.

Any other impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

Good and Merchantable Title will not exist if (i) there is any lien pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, or similar federal or state law, as in effect from time to time, providing for liens in connection with the removal and clean-up of environmental conditions, or if notice has been given of commencement of proceedings which could result in such a lien, or (ii) there are limitations on ingress and egress to the Property or on use of utilities.  Any action or proceeding after a foreclosure sale relating to establishing a deficiency judgment will not be considered in determining whether the Insured has acquired Good and Merchantable Title.

1.13

Insured means:

a.

The Person designated on the face of this Policy; or

b.

Any Person to whom coverage has been assigned resulting in a change in the Insured named on a Certificate in accordance with this Policy.

The Insured must be the Servicer of a Loan or, if there is no Servicer, the Owner of the Loan.

1.14

Loan means any note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other similar instrument, which constitutes or is equivalent to a first lien or charge on a Property and which the Company has approved for insurance and to which coverage under this Policy has been extended.

1.15

Loss means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with Section 6.3.  A Loss will be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

1.16

Owner or Owner of the Loan means the Person who owns a Loan and of whom the Company is notified in accordance with this Policy.

1.17

Perfected Claim means a Claim received by the Company which contains all information or proof required by the Company and for which all requirements of this Policy applicable to payment of a Claim are satisfied.

1.18

Person means any individual, corporation, partnership, association or other entity.

1.19

Physical Damage means any tangible injury to a Property, whether caused by accident, natural occurrence, or any other reason, including damage caused by defects in construction, land subsidence, earth movement or slippage, fire, flood, earthquake, riot, vandalism or any Environmental Condition.

1.20

Policy means this contract of insurance and all Applications, Commitments, endorsements, schedules, and Certificates, which are incorporated in this Policy, related to Loans insured under this Policy.

1.21

Possession of the Property means, if the Company elects to acquire the Property, physical and undisputed occupancy and control of the Property at the time of acquisition.

1.22

Property means a Residential real property and all improvements thereon which secure a Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or additions.

1.23

Residential means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, or a single-family condominium, or a unit in a planned unit development.

1.24

Servicer means that Person acting on behalf of the Owner of a Loan (or on behalf of the Owner's designee, if any) to service the Loan and of whom the Company has been notified.  The Servicer acts as a representative of the Owner of the Loan (and the Owner's designee, if any) and will bind the Owner and its designee for all purposes of this Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments, and performing any other acts under this Policy.  References in this Policy to a Servicer's obligations will not be construed as relieving the Owner or its designee of responsibility for the Servicer's performance.

1.25

Settlement Period means the sixty (60) day period as determined under Section 6.4, at the end of which a Loss is payable by the Company; provided that if the Company pays a Loss prior to expiration of such sixty (60) day period, the Settlement Period ends with such payment.

1.26

Value means the lesser of the sales price of a Property (only applicable in the case of a Loan to finance the purchase of such Property) or appraised value of the Property as set forth in the Certificate.

Any pronouns, when used in this Policy, will mean the singular or plural, masculine or feminine, as the case may be.

2

Obtaining Coverage and Payment of Premiums

2.1

Application and Certificate -- In order to insure a Loan under this Policy, the Insured or a Person acting on behalf of the Insured must submit to the Company a properly completed Application.  Approval of any Application will be at the discretion of the Company and will be in the form of a Commitment or a Certificate which offers to extend, or extends coverage under the terms and conditions of both this Policy and the Commitment or Certificate, as the case may be.

In lieu of such an Application and supporting statements, documents and information submitted to the Company in connection with insuring a Loan, the Company may accept an alternative form of Application, containing more limited information, including certifications by or on behalf of the Insured as to characteristics of a Loan in lieu of supporting statements, documents and information.  The Company shall be entitled to fully rely on such alternative Application as submitted.  Use of an alternative form of Application shall not waive or change the other terms and conditions of this Policy under which a Loan is insured or the responsibility of the Insured for the accuracy of statements, documents and information submitted by it or other Persons to the Company as provided in this Policy.

If the Company declines to approve a mortgage loan, it will not issue a Commitment or Certificate, and it will notify the Insured in writing of such declination.  If the Insured or the Person acting on its behalf subsequently denies the mortgage loan application which it received from the applicant, the Insured or such Person will be responsible for notifying the applicant that the Company declined to approve the mortgage loan.  Such notification will be made in compliance with any applicable state or federal laws or regulations, including the Equal Credit Opportunity Act and any other similar law or regulation.

2.2

Representations of the Insured -- The Insured represents that:

a.

all statements made and information provided to the Company in an Application or in any Commitment or Certificate (including as such is related to continuation of coverage upon assumption of a Loan), whether by it, the Borrower, or any other Person, have been made and presented for and on behalf of the Insured; and

b.

such statements and information are not false or misleading in any material respect as of the date(s) on which they are made or provided and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s).

It is understood and agreed that such statements and information in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer, provide or so continue coverage of the related Loan; the Company issues the related Commitment and Certificate or continues coverage in reliance on the accuracy and completeness of such statements and information and without any obligation to independently verify the statements and information submitted to it; and the Company's reliance on the representations in Section 2.2(a) and (b) above survive the issuance of a Commitment and Certificate or such continuation of coverage.

Without otherwise limiting the scope of this Section 2.2, a breach of Section 4.8 relating to down payment will be deemed a material misrepresentation for purposes of this Section 2.2.  The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

2.3

Company's Remedies for Misrepresentation -- Subject to Section 2.4, if any of the Insured's representations as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or rescission, the Company shall return at that time all paid premiums retroactively to such applicable date.

2.4

Incontestability for Certain Misrepresentations -- Notwithstanding Sections 2.2 or 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or omitted) contained in an Application, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

a.

The misrepresentation must not have been knowingly made, or knowingly participated in, by:

1.

The Insured or any other Person which originated the Loan; or

2.

Any other of the following Persons:

i)

correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

ii)

escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

b.

The Borrower must have made twelve (12) consecutive full installment payments of principal, interest and impound or escrow amounts in the amounts as called for by the Loan, and all of those payments must have been made from the Borrower's own funds.

A payment will be considered to be "consecutive" only if it is made prior to the date the next scheduled installment becomes due.  The "Borrower's own funds" will include any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Application.

c.

This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a)), there are one or more material misrepresentations in an Application (i) with respect to three (3) or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same Borrower or same other Person (including any other Person acting directly or indirectly in concert).

d.

This Section 2.4 shall not be construed to limit the applicability of Section 4.4(b) to a misrepresentation which is subject to this Section 2.4.

e.

The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

2.5

Initial Premium and Term of Coverage

a.

Within fifteen (15) days from the Certificate Effective Date, or such other date as the Company and the Insured may agree to in writing, the Insured must forward to the Company the appropriate initial premium.  Payment of the initial premium shall be a condition precedent to coverage being extended to the Loan.  Subject to cancellation by the Insured or the Company as provided in this Policy, coverage shall remain in full force and effect for the period covered by the initial premium.  Tender of the initial premium will constitute a representation for purposes of Section 2.2 by the Insured that any special conditions included by the Company in the related Commitment have been satisfied and that no payment which is then due under the Loan is more than thirty (30) days past due.

b.

The Company will not rescind or cancel coverage, or deny or adjust a Claim for Loss, with respect to a Loan on the basis of a failure to satisfy a special condition (other than a special condition relating to completion of construction, as described in Section 4.3 or to rehabilitation or repairs) if the Borrower has made twenty-four (24) consecutive full installment payments from the Borrower's own funds.  The terms "installment payments," "consecutive," and "Borrower's own funds" shall have the meanings provided in Section 2.4(b).

2.6

Renewal of Certificate and Termination for Non-Payment of Renewal Premium; Reinstatement of Terminated Coverage

a.

The Company must give the Insured prior notice of the due date for payment of the applicable renewal premium payable for continued coverage of each Certificate.  The entire renewal premium must be paid within a forty-five (45) day grace period (or such longer grace period generally allowed by the Company) after the due date for payment.  Upon payment of the entire renewal premium within such grace period, the Certificate will be deemed renewed for the applicable renewal period and a Default occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered.

If a Default occurs prior to the date through which the applicable premium has been paid, and if such Default is not cured and results in a Claim being filed, such Default shall remain covered and no further premium shall be due in order to maintain coverage of such Default.

With respect to a Loan with renewal premiums due on an annual basis, if the annual renewal premium is not paid within such grace period (but subject to the Owner's right to cure non-payment as provided in (b) of this Section 2.6), the coverage of the Certificate and the Company's liability will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any Default occurring after the date through which the applicable premium has been paid will not be covered.

With respect to a Loan with renewal premiums due on a monthly basis, if the monthly renewal premium is not paid within such grace period (but subject to the Owner's right to cure non-payment as provided in (b) of this Section 2.6), the coverage of the Certificate and the Company's liability will terminate as of 12:01 a.m. on the first day following the date through which the applicable monthly premium has been paid, except that if a Default on the Loan occurs between the last date through which the applicable monthly renewal premium has been paid and the end of such grace period, the Insured shall not be required to pay renewal premiums, and coverage of such Default will continue, while such Default exists.  If such Default is cured, all monthly renewal premiums not paid during the period of Default shall be payable (unless previously paid by the Insured) within forty-five (45) days or such longer period generally allowed by the Company after notice from the Company in order to continue coverage.  If such Default is not cured and results in a Claim, the unpaid monthly renewal premiums through the renewal month in which such Default occurred shall be paid as provided in Section 6.3 by deduction from the Loss.

b.

If there occurs a transfer of servicing rights for a group of Loans to a new Servicer, a seizure of servicing rights by the Owner of such Loans, or a Servicer's surrender to the Owner of such servicing rights and if:

1.

the Company terminates coverage on one or more of such Loans for nonpayment of the renewal premium; and the grace period for payment of the renewal premium provided for in Section 2.6 (a) expired after such transfer, seizure or surrender;

2.

either the Owner of such Loans on which coverage was terminated, or the new Servicer for such Loans, certifies in writing to the Company within sixty (60) days after expiration of such grace period, that all of such Loans were serviced for the Owner at the time of nonpayment of renewal premium; and that in good faith it believes that the failure to pay the renewal premium on all such Loans was an error or omission caused by such transfer, seizure or surrender of servicing; and

3.

either the Owner or the new Servicer of such Loans pays the entire amount of renewal premiums due and unpaid on all such Loans within such sixty day period; then upon satisfaction of all of the foregoing conditions, the Company shall reinstate coverage on such Loans retroactively to the effective date of termination of coverage, under all of the terms and conditions in effect at termination and as if there had been no lapse in coverage.

2.7

Special Procedures for Certification of Coverage; Payment of Initial and Renewal Premiums

a.

The Company may permit coverage of a Loan to be certified and become effective without the Insured's return of an executed Commitment or Certificate, but coverage will only become effective if within fifteen (15) days after the Certificate Effective Date (or such longer period as the Company may allow) the Insured provides the Company with the Certificate Effective Date and other information required by the Company, and pays the required premium.  If signature and return of an executed Commitment or Certificate is not required, the Insured will nevertheless be automatically deemed to have made all certifications, representations and statements attributable to it in the form of the Commitment or Certificate, as though, and to the same extent as if, the Insured had executed and returned the Commitment or Certificate.

b.

The Insured acknowledges that the Company deposits initial and renewal premium checks immediately upon receipt and agrees that the receipt and deposit of a premium check by the Company after the time specified in this Policy for receipt, does not constitute a waiver of the requirements of this Policy for timely receipt or an acceptance of premium by the Company.  The Company will have the right to return such late premium payment, but only within sixty (60) days after receipt, in which case coverage will be cancelled retroactively to the Certificate Effective Date for a late initial premium, or to the last day of the period covered by the previous premium payment for a late renewal premium.  Receipt, deposit and retention of a premium check will not constitute a waiver of any defenses with respect to any other matters which the Company may have under this Policy.

2.8

Cancellation by the Insured of a Certificate -- The Insured may obtain cancellation of a Certificate by returning the Certificate to the Company or making a written request to the Company for cancellation.  Upon receipt, the Company will refund, where applicable, a portion of the premium paid in accordance with the appropriate cancellation schedule which is either attached to this Policy or which will be provided by the Company to the Insured upon request.  However, no refund on a Certificate will be paid if the Loan is in Default on the date the Company receives the request.  Cancellation of a Certificate will not cancel this Policy.

2.9

Cancellation of Policy -- Either the Insured or the Company may cancel their respective right or obligation to receive or issue new Commitments or Certificates under this Policy by providing thirty (30) days' written notice of cancellation of this Policy.  However, Commitments and Certificates issued prior to such cancellation of this Policy will continue in force so long as all premiums are paid and all other terms and conditions of this Policy for coverage are complied with by the Insured.

2.10

Relationship Among the Company, the Owner of a Loan, and the Servicer of a Loan -- The Company will be entitled to assume that the Insured identified on this Policy and under a Certificate is the Owner of the Loan.  If the Company receives written notice acceptable to it that there is an Owner of the Loan who is not the Insured, the Company shall identify that Owner in its internal records and for purposes of this Policy.  The Company shall be required to identify only one Owner for a Loan at any one time.

The Company will provide the Owner of a Loan so identified in its records with an opportunity to cure  non-payment of renewal premium, as provided under Section 2.6; will notify such Owner of the Loan of a non-approved Servicer and allow replacement with a new Servicer, as provided under Section 4.5; will allow the Owner (or its designee, if any) to replace a Servicer and allow the replacement Servicer to become the Insured under Section 1.13; and will allow the Owner to become the Insured under Section 1.13 if the Owner services the Loan itself.  Any Person becoming an Insured under this Policy shall be subject to all of the terms and conditions of this Policy to the same extent as any previous Insured hereunder and without regard to the extent of the knowledge or responsibility of such Person, relating to matters occurring before such Person became an Insured.

2.11

Refund of Premium for Denial of Claim in Full --  If, because of a provision in Sections 2, 3 or 4 (other than Sections 4.3, 4.6, or 4.7), no Loss is payable to the Insured, the Company shall return to the Insured all paid premiums retroactively and pro rata to the date when the event or circumstance occurred which resulted in no Loss being payable.

3

Changes in Various Loan Terms, Servicing and Owner; Co-ordination and Duplication of Insurance Benefits

3.1

Loan Modifications -- Unless advance written approval is provided by, or obtained from, the Company, the Insured may not make any change in the terms of a Loan, including the borrowed amount, interest rate, term or amortization schedule of the Loan, except as permitted by terms of the Loan; nor make any change in the Property or other collateral securing the Loan; nor release the Borrower from liability on a Loan.

3.2

Open End Provisions -- The Insured may increase the principal balance of a Loan, provided that the written approval of the Company has been obtained.  The Insured will pay the Company the additional premium due at the then prevailing premium rate.

3.3

Assumptions -- If a Loan is assumed with the Insured's approval, the Company's liability for coverage under its Certificate will terminate as of the date of such assumption, unless the Company approves the assumption in writing.  The Company will not unreasonably withhold approval of an assumption.  It is understood that coverage will continue, and that the restriction of this Section 3.3 will not apply, if under the Loan or applicable law the Insured cannot exercise a "due-on-sale" clause or is obligated to consent to such assumption under the Loan or applicable law.

3.4

Change of Servicing -- If the servicing rights for a Loan are sold, assigned or transferred by the Insured or the Owner, coverage of the Loan hereunder will continue provided that written notice of the new Servicer is given to the Company and the new Servicer is approved in writing by the Company.  The Company shall be automatically deemed to have approved as a Servicer any person to whom the Company has issued a master policy, which has not been cancelled, providing for residential mortgage guaranty insurance.

3.5

Change of Owner -- If a Loan or a participation in a Loan is sold, assigned or transferred by its Owner, coverage of the Loan will continue, subject to all of the terms and conditions contained in this Policy.   The new Owner of the Loan will be identified in the Company's records from the date that the Company receives written notice thereof.  In the case of the sale of a participation in a Loan, the Company shall be notified of only one new Owner.  If there is new ownership, the Loan must continue to be serviced by a Person approved by the Company as a Servicer.

3.6

Co-ordination and Duplication of Insurance Benefits -- The coverage under this Policy shall be excess over any other insurance which may apply to the Property or to the Loan, except for mortgage guaranty pool insurance or supplemental or second tier mortgage insurance.

4

Exclusions From Coverage

The Company will not be liable for, and this Policy will not apply to, extend to or cover the following:

4.1

Balloon Payment -- Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and/or interest due under a Loan, (a) as a result of the Insured exercising its right to call the Loan (other than when the Loan is in Default) or because the term of the Loan is shorter than the amortization period, and (b) which is for an amount more than twice the regular periodic payments of principal and interest that are set forth in the Loan (commonly referred to as a "balloon payment").  This exclusion will not apply if the Insured, the Owner of the Loan, or other Person acting on either's behalf offers the Borrower, in writing, a renewal or extension of the Loan or a new loan which (i) constitutes a first lien, (ii) is at rates and terms generally prevailing in the marketplace (but otherwise subject to Section 3.1), (iii) is in an amount not less than the then outstanding principal balance, (iv) has no decrease in the amortization period, and (v) is offered regardless of whether the Borrower is then qualified under the Insured's or Owner's underwriting standards.  This exclusion also will not apply if the Borrower is notified of the availability of such renewal or extension of the Loan or new loan and does not accept the renewal, extension or new loan.

4.2

Effective Date -- Any Claim resulting from a Default existing at the Certificate Effective Date or occurring after lapse or cancellation of a Certificate.

4.3

Incomplete Construction -- Any Claim when, as of the date of such Claim, construction of a Property is not completed in accordance with the construction plans and specifications upon which the appraisal of the Property at origination of the Loan was based.

4.4

Fraud, Misrepresentation and Negligence -- (a) Any Claim not otherwise within the scope of Section 2.3 where there was fraud or misrepresentation by the Insured with respect to the Loan, and the fraud or misrepresentation (1) materially contributed to the Default resulting in such Claim; or (2) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

(b) Any Claim where there was negligence by the Insured with respect to the Loan, which (1) was material to either the acceptance of the risk or the hazard assumed by the Company; (2) materially contributed to the Default resulting in such Claim; or (3) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

4.5

Non-Approved Servicer -- Any Claim occurring when the Servicer, at time of Default or thereafter, is not approved in writing or in a list published by the Company; provided that this exclusion shall only apply if the Company notifies the Owner of the Loan in writing if a Servicer is no longer approved and if within ninety (90) days thereafter the Owner does not complete a transfer of servicing to a new Servicer approved by the Company.

4.6

Physical Damage (Other than Relating to Pre-Existing Environmental Conditions) -- Any Claim where, at any time after the Certificate Effective Date, Physical Damage to a Property (of a type other than as described in Section 4.7 and other than reasonable wear and tear), occurs or manifests itself subject to the following provisions:

a.

This exclusion will not apply if the Company in good faith determines that the aggregate cost of restoring all such Physical Damage is less than fifteen hundred dollars ($1,500), or such higher amount as the Company may provide from time to time.

b.

This exclusion will apply only if such Physical Damage occurred or manifested itself (1) prior to expiration of the Settlement Period and the Company elects to acquire the related Property in settlement of a Claim; or (2) prior to the Default and was the most important cause of the Default and the Property was either uninsured for loss arising from such Physical Damage or was insured for an amount which, disregarding normal and customary deductibles not to exceed fifteen hundred dollars ($1,500) or such higher amount as the Company may provide from time to time, was insufficient to restore the Property as provided in paragraph (c) below.

c.

The exclusion resulting from paragraph (b) will not apply if the Property is restored in a timely and diligent manner to its condition (except reasonable wear and tear) as of the Certificate Effective Date.  In lieu of requiring restoration of the Property, the Company may, at its option, reduce the Claim Amount by an amount equal to the cost of such restoration.

d.

For purposes of this Section 4.6, the Property subject to restoration will consist only of the land, improvements or personal property deemed part of the real property under applicable law; and chattel items affixed to the real property and identified in the appraisal of the Property at the time the Loan was made, whether or not they are deemed part of the real property.

e.

Cost estimates relied upon by the Company in connection with this Section 4.6 shall be provided in writing by an independent party selected by the Company.  The Company will furnish the Insured with any such written cost estimates, if requested by the Insured.

4.7

Pre-Existing Environmental Conditions -- Any Claim where there is an Environmental Condition which existed on the Property (whether or not known by the Person submitting an Application for coverage of the Loan) as of the Certificate Effective Date, subject to the following provisions:

a.

This exclusion will not apply if the existence of such Environmental Condition, or the suspected existence of such Environmental Condition, was specifically disclosed to the Company in the Application relating to the Property.

b.

This exclusion will apply only if such Environmental Condition (1) was a principal cause of the Default, and (2) has made the principal Residential structure on the Property uninhabitable.  A structure will be considered "uninhabitable" if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety.

c.

This exclusion will not apply if the Environmental Condition is removed or remedied in a timely and diligent manner in accordance with applicable governmental standards for safe residential occupancy.

4.8

Down Payment -- Any Claim involving a Loan which is for the purchase of the Property, and for which the Borrower did not make a down payment as described in the Application.

4.9

First Lien Status -- Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and insured hereunder did not provide the Insured at origination with a first lien on the Property.

4.10

Breach of the Insured's Obligations or Failure to Comply with Terms -- Any Claim involving or arising out of any breach by the Insured of its obligations under, or its failure to comply with the terms of, this Policy or of its obligations as imposed by operation of law, if the breach or failure:

a.

Materially contributed to the Default resulting in such Claim; or

b.

Except for a breach described in Section 2.3, increased the Loss; provided that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

5

Conditions Precedent to Payment of Claim

It is a condition precedent to the Company's obligation to pay a Loss that the Insured comply with all of the following requirements:

5.1

Notice of Default -- The Insured must give the Company written notice:

a.

Within forty-five (45) days of the Default, if it occurs when the first payment is due under the Loan; or

b.

Within ten (10) days of either

1.

The date when the Borrower becomes four (4) months in Default on the Loan; or

2.

The date when any Appropriate Proceedings which affect the Loan or the Property or the Insured's or Borrower's interest therein have been started;

whichever occurs first.

5.2

Monthly Reports -- Following a notice of Default on the Loan, the Insured must give the Company monthly reports on forms or in a format acceptable to the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default.  These monthly reports may be furnished less frequently if allowed in writing by the Company and must continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until the Insured has acquired the Property.

5.3

Company's Option to Accelerate Filing of a Claim -- If the Company so directs, at any time after receiving the Insured's notice of Default, the Insured must file a Claim within twenty (20) days after notice from the Company.  The Company will then make a payment of Loss in accordance with the percentage guaranty option in Section 6.3(b).  Thereafter, following the acquisition of Borrower's Title by the Insured, the Insured will be entitled to file a supplemental Claim at the time prescribed in Section 6.1 in an amount equal to the sum of its advances, less the deductions, all as specified in Section 6.2, to the extent not included in the payment of the initial Claim.  Such supplemental Claim must be paid by the Company in accordance with Section 6.3(b). No interest shall be includable in the Claim Amount under this Section 5.3 after the date that the accelerated claim is filed.  If a Loan for which the Company has paid a Claim is subsequently brought current by the Borrower, the Insured shall refund to the Company the Loss paid by the Company with respect to that Loan.  If the Company exercises its option under this Section 5.3, the Company shall not have the right to direct or participate in a deficiency recovery under Section 7.2.

5.4

Voluntary Conveyance -- The Insured may only accept a conveyance of the Property from the Borrower in lieu of foreclosure or other proceeding if the prior written approval of the Company has been obtained.  Such approval shall not be considered as an acknowledgement of liability by the Company with respect to such Loan.

5.5

Appropriate Proceedings -- The Insured must begin Appropriate Proceedings no later than when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken.  Such instructions may be general or applicable only to specific Loans.  The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default.  When either defending against or bringing Appropriate Proceedings, the Insured must report their status to the Company as reasonably and expeditiously as possible.

In conducting Appropriate Proceedings, the Insured must:

a.

Diligently pursue the Appropriate Proceedings once they have begun;

b.

Apply for the appointment of a receiver and assignment of rents, if permitted by law and requested by the Company;

c.

Furnish the Company with copies of all notices and pleadings filed or required in the Appropriate Proceedings, except as the Company may waive such requirement in writing;

d.

Act and bid at the foreclosure sale in accordance with Section 5.11 so that its ability to preserve, transfer and assign to the Company its rights against the Borrower are not impaired; and so that the rights of the Company under this Policy against the Borrower are fully protected.  Such rights include any rights to obtain a deficiency judgment, subject to the Company's compliance with Sections 7.2 and 7.3 relating to establishing a deficiency; and

e.

When requested by the Company, furnish the Company with a written statement indicating the estimated potential Claim Amount (as computed under Section 6.2) at least fifteen (15) days before the foreclosure sale.

5.6

Mitigation of Damages --The Insured must actively cooperate with and assist the Company to prevent and mitigate the Loss, including good faith efforts by the Insured to obtain a cure of the Default, collect amounts due under the Loan, inspect and appraise the Property and effectuate the early disposition of the Property.  The Company must administer this Policy in good faith.

5.7

Advances -- The Insured must advance:

a.

Normal and customary hazard insurance premiums and real estate property taxes, in each case as due and payable;

b.

Reasonable and necessary Property protection and preservation expenses approved by the Company at the time the Company reviews the Claim, which shall not include expenditures to remove an exclusion from coverage under Section 4; and

c.

Reasonable costs to complete Appropriate Proceedings and eviction and moving of occupants, including related court expenses and attorney's fees.

5.8

Claim Information and Other Requirements -- The Insured must provide the Company with:

a.

All information reasonably requested by the Company;

b.

A completed form furnished by or acceptable to the Company for payment of a Claim;

c.

If the Property is not being acquired by the Company:  a copy of an executed trustee's or sheriff's deed (which may be unrecorded) conveying Borrower's Title to the Property to the Insured (or satisfactory evidence that the foreclosure sale has been completed if the Borrower's right of redemption has not expired); or a deed from the Borrower (which may be unrecorded) if a voluntary conveyance has been approved by the Company, conveying to the Insured the title that was required by the Company in the approval of the conveyance.

In the event the most important cause of Default was a circumstance or event which would prevent the Insured from obtaining Good and Merchantable Title, the Insured shall instead provide the Company with evidence described in Section 5.8(d)(2) that it has acquired Good and Merchantable Title to the Property.

d.

If the Property is being acquired by the Company:

1.

a recordable deed in normal and customary form containing the customary warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property;

2.

a title insurance policy acceptable to the Company or an attorney's opinion of title acceptable to the Company, confirming that the Insured has and can convey to the Company Good and Merchantable Title to the Property; and

3

Possession of the Property, but only if the Company has required such Possession in writing.

e.

Access to the Property, if requested by the Company under Section 6.4 (b).

5.9

Acquisition of Borrower's Title Not Required -- The Insured will not be required to acquire Borrower's Title to a Property if (a) the Company approves a sale of the Property prior to a foreclosure sale and such sale is closed; (b) the Company requires an early Claim filing pursuant to Section 5.3, except that such acquisition will be required as a condition to the Insured's filing of a supplemental Claim; or (c) the Property is acquired by someone other than the Insured at a foreclosure sale, as provided in Section 5.11, or thereafter pursuant to exercise of rights of redemption.

5.10

Sale of a Property by the Insured Before End of Settlement Period

a.

The Insured must submit to the Company any offer to purchase a Property which it receives after the Company has notified the Insured that it will acquire the Property and before the end of the Settlement Period.  The Company must then promptly notify the Insured that it will either (1) not approve of such offer, in which case the Company's notice to acquire the Property will remain in effect, or (2) approve such offer, in which case the Company's notice of acquisition will remain in effect, if the approved offer does not close as scheduled.  The Insured shall promptly notify the Company if the approved offer does not close as scheduled.

b.

If the Company has not notified the Insured that it will acquire the Property, and if the Company's right to acquire the Property has not expired pursuant to Section 6.5 or has not been waived, the Insured must submit to the Company for approval any offer to purchase the Property which would be acceptable to the Insured.  The Company shall then promptly either approve or not approve such offer.  If the approved offer expires or is terminated, the Company shall be entitled to pay the Loss payable by (1) paying the percentage guaranty option as calculated under Section 6.3(b), or (2) paying the property acquisition settlement option as calculated under Section 6.3(a), and acquiring the Property; but if the Company's right to acquire the Property has expired pursuant to Section 6.5, or been waived, then such acquisition shall be under the same terms and conditions as the expired or terminated offer, except for terms and conditions relating to the sale price and method of payment of the sale price, which shall instead be governed by Section 6.3.

c.

The following provisions shall apply to offers submitted to the Company under this Section 5.10:

1.

At the time it presents an offer, the Insured must also provide the Company with a good faith estimate of gross proceeds and expenses in sufficient detail for the Company to calculate the estimated net proceeds described below.  The Company may not require any changes to the offer or direct the marketing of the Property or expenditures by the Insured for restoration of the Property as a condition to its approval.

2.

If the Company approves the offer submitted by the Insured, it must also advise the Insured of the estimated net proceeds which it has calculated.  The estimated net proceeds calculated by the Company will be the estimated gross sales proceeds to be received by the Insured less all reasonable estimated expenses submitted by the Insured and approved by the Company in its approval of the offer which have been or are expected to be paid by the Insured in obtaining and closing the sale of the Property.  If the estimated net proceeds as calculated by the Company is acceptable to the Insured, the Loss payable shall be computed as determined below.  If such calculation is not acceptable to the Insured, the offer shall be deemed to have not been approved by the Company.

3.

If the Company approves the offer, the Loss payable by the Company under this Section 5.10 will be the lesser of (i) the actual net amount as calculated below, or (ii) the percentage guaranty option under Section 6.3(b) without regard to a sale of the Property.  The actual net amount will be the Claim Amount calculated under Section 6.2, except that (a) delinquent interest will be computed through the closing date for sale of the Property and (b) the Claim Amount shall be reduced by the actual net proceeds realized by the Insured from the sale of the Property.  The actual net proceeds will be determined in the same manner as the estimated net proceeds, but on the basis of the actual sales proceeds.  For purposes of computing a Loss, such actual net proceeds shall not be less than the estimated net proceeds calculated by the Company under this subparagraph (c), or as otherwise approved by the Company.

4.

The Company shall not unreasonably withhold its approval of expenses submitted to it after its approval of an offer.  Expenses paid to Persons employed or controlled by the Insured or the Owner of the Loan or their internal costs will not be allowed in calculation of either the estimated or actual net proceeds.

5.

If requested by the Company, the Insured shall advise the Company of the name of the real estate broker or other Person marketing the Property and authorize such broker or other Person to release marketing information about the Property to the Company, if requested by the Company.

5.10

Foreclosure Bidding Instructions Given by the Company -- The Insured will be entitled to bid at the foreclosure sale held as part of the Appropriate Proceedings any amount which it determines necessary to obtain Borrower's Title to the Property, unless otherwise directed by the Company.  The Company will be entitled to direct the Insured to bid an amount to be determined by the Insured within a minimum and maximum range, as follows:

a.

The minimum amount shall not be less than the fair market value of the Property, but if there has been Physical Damage to the Property which affects its fair market value (as determined before such Physical Damage) by more than ten per cent (10%), the fair market value of the Property shall be its fair market value after restoration of the Property.

b.

The maximum amount shall not exceed the greater of (1) the fair market value of the Property as determined under subparagraph (a) above, or (2) the estimated Claim Amount less the amount which the Company would pay as the percentage guaranty option under Section 6.3(b).

c.

For purposes of this Section 5.11, fair market value shall be determined as of a date acceptable to the Company by an opinion of an independent real estate broker, or by an independent appraiser, in either case selected by or acceptable to the Company.

The Insured is not required to acquire Borrower's Title if it has bid in accordance with this Section 5.11, whether or not pursuant to directions from the Company.

5.12

Effect of Unexpired Redemption Period on Payment of a Claim -- If the Insured files a Claim prior to expiration of an applicable redemption period, the Loss payable shall only be computed through the date of filing of the Claim, and if the Company elects to acquire the Property, the Insured will remain responsible for management and control of the Property until the Company's acquisition thereof, which may be after expiration of the redemption period, but not later than as required by Section 6.4.

If the Company has paid to the Insured a Claim under its percentage guaranty option in Section 6.3 (b), and the related Property is subsequently redeemed by the Borrower, the Insured shall promptly report such redemption to the Company and reimburse the Company for the amount of the Company's Claim payment, to the extent that the sum of the Company's Claim payment and the amount realized by the Insured from the redemption exceeds the Claim Amount, as would have been calculated through the date of redemption.

5.13

Collection Assistance --  If the Company so requests, the Insured shall permit the Company to cooperatively assist the Insured in the collection of moneys due under the Loan, including obtaining information from the Borrower, attempting to develop payment schedules acceptable to the Insured, conducting Property inspections and requesting appraisals of the Property.

6

Loss Payment Procedure

6.1

Filing of Claim -- The Insured shall file a Claim after, but no later than sixty (60) days following, the conveyance to the Insured of Borrower's Title to the Property.  If the Insured is not required to have Borrower's Title to file a Claim for a reason described in Section 5.9, then the Claim must be filed (a) within sixty (60) days after the Property is conveyed in a pre-foreclosure sale, at the foreclosure sale, or by exercise of the rights of redemption or (b) at the time specified by Section 5.3.  If the Insured fails to file a Claim within the applicable time, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but  which accrue or are incurred after the sixty (60) day period for filing of a Claim.

If the Insured fails to file a Perfected Claim within one hundred eighty (180) days after the filing of the Claim (or within such longer period of time as the Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

6.2

Calculation of Claim Amount -- Subject to Sections 7.5 and 5.3, the Claim Amount will be an amount equal to the sum of:

a.

The amount of unpaid principal balance due under the Loan as of the date of Default without capitalization of delinquent interest, penalties or advances; and

b.

The amount of accrued and unpaid interest due on the Loan computed at the contract rate stated in the Loan through the date that the Claim is filed with the Company, but excluding applicable late charges, penalty interest or other changes to the interest rate by reason of Default; and

c.

The amount of advances incurred by the Insured under Section 5.7 prior to filing of the Claim (except to Persons employed or controlled by the Insured or the Owner of the Loan or their other internal costs) provided that:

1.

Attorney's fees advanced for completion of Appropriate Proceedings and obtaining Possession of the Property will not be allowed to the extent they exceed three percent (3%) of the sum of the unpaid principal balance and the accrued and accumulated interest due; and

2.

Such advances, other than attorney's fees, must have first become due and payable after the Default, and payment of such advances must be prorated through the date the Claim is filed with the Company;

less:

(i)

The amount of all rents and other payments (excluding proceeds of a sale of the Property and the proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Property;

(ii)

The amount of cash remaining in any escrow account as of the last payment date;

(iii)

The amount of cash or other collateral to which the Insured has retained the right of possession as security for the Loan;

(iv)

The amount paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Property, if the Property is damaged, and which has not been paid to the Borrower or applied to the payment of the Loan as required by the terms of the Loan; and

(v)

Any other amounts claimed by the Insured to the extent they are excluded from the Claim Amount by reason of Section 4.

6.3

Payment of Loss; Company's Options -- Within the Settlement Period, but only if the Insured has satisfied all requirements for a payment of Loss and if the Company has received a Perfected Claim, the Company shall at its sole option exercise its:

a.

Property acquisition settlement option.  Pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2 for the Company's acquisition of the Property; or

b.

Percentage guaranty option.  Allow the Insured to retain all rights in and title to the Property, and pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2 of this Policy multiplied by the percentage of coverage or as otherwise calculated as specified in the Certificate. However, if prior to the Company's payment of the Loss, a third party acquires title to the Property at the foreclosure sale or a Borrower redeems the Property (unless such acquisition or redemption occurs because the Insured failed to bid as provided in Section 5.11), then the Company shall pay the lesser of: (i) the percentage guaranty option amount described above; or (ii) the difference between the Claim Amount and the amount realized by the Insured at the foreclosure sale or redemption; or

c.

Pre-Claim sale option.  Pay to the Insured as the Loss the amount calculated in accordance with Section 5.10, if the terms and conditions of Section 5.10 are met.

In addition to the sum due pursuant to the option described above which the Company selects, the Loss payable by the Company will include the other amounts provided for under Sections 6.5 or 7.2 when such Sections are applicable.  The Company will deduct from its payment of Loss such amounts as may be permitted by this Policy and the aggregate amounts of any payments of Loss which it had previously made.  In the event of a Loss on a Loan with renewal premiums due monthly, which results from a Default covered under Section 2.6(a), the Company shall deduct from the payment of Loss an amount equal to any unpaid renewal premiums for the subject Loan through the end of the monthly renewal period in which such Default occurred.

6.4

Calculation of Settlement Period -- The Settlement Period will be a sixty (60) day period after the Company's receipt of a Claim, calculated as follows:

a.

No later than the twentieth (20th) day after filing of a Claim, the Company may notify the Insured of additional documents or information which it requires for processing the Claim.  The sixty-day period will be suspended until the Company receives such additional documents and information.  The Company may request additional documents and information after such twenty-day period, and the Insured must use reasonable efforts to satisfy such request.

b.

No later than the sixtieth (60th) day after filing of a Claim, the Company may notify the Insured that it will require access to the Property sufficient to inspect, appraise and evaluate the Property.  If the Company does not notify the Insured by that date, its right to such access will be deemed waived.  If such notice is given, the Insured will use its best efforts to provide access to the Company and, if access is not then available, the sixty day period will be suspended from the date such notice was given until the Company receives notice from the Insured that access is available to it.  If access is in fact not available when sought by the Company after such notice from the Insured, the Company will promptly notify the Insured of such unavailability, and the passage of the sixty day period will remain suspended as if the Insured's notice of availability had not been given to the Company.

c.

If the Company has elected to acquire the Property in settlement of a Claim, the sixty day period also will be suspended if necessary for there to be a period of ten (10) days after the date on which the Insured satisfies all conditions to acquisition, including any required restoration of the Property, for the Insured's delivery of a recordable deed and title policy or opinion evidencing Good and Merchantable Title (not subject to any rights of redemption, unless the Company waives such requirement) and, if applicable, delivery of Possession to the Property.

d.

If the sixty day period is suspended for more than one reason, the resulting suspended periods will only be cumulative if in fact they occur at different times; to the extent they occur simultaneously, they will not be cumulative.

6.5

Payment by the Company After the Settlement Period -- If the Company has not paid a Loss during the Settlement Period, then (a) the Company will include in its payment of Loss, if a Loss is ultimately payable, simple interest on the amount payable accruing after the Settlement Period to the date of payment of Loss at the applicable interest rate or rates which would have been payable on the Loan during such period, and (b) the Company will no longer be entitled to acquire the Property as an option for payment of the Loss.

The Company must either pay the amount of applicable Loss (including any additional applicable interest as computed above) or deny the Claim in its entirety within (a) one hundred twenty (120) days after expiration of the Settlement Period, or (b) if the Settlement Period has not expired, no later than one hundred eighty (180) days after filing of the Claim.  If at a later date it is finally determined by agreement between the Insured and the Company (or by completion of legal or other proceedings to which the Insured and the Company are parties) that the Company was not entitled to deny all or a portion of the Claim, the Company will include in any resulting subsequent payment of Loss interest as calculated above through the date of such payment on the amount of Loss which the Company was not entitled to deny.

6.6

Discharge of Obligation -- Payment by the Company of the amount of Loss required to be paid in accordance with this Policy will be a full and final discharge of its obligation with respect to such Loss under this Policy.

7

Additional Conditions

7.1

Proceedings of Eminent Domain -- In the event that part or all of a Property is taken by eminent domain, or condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

7.2

Pursuit of Deficiencies

a.

The Insured will be entitled to pursue Appropriate Proceedings, or shall at the direction of the Company pursue Appropriate Proceedings through the end of the Settlement Period, which may result in the Borrower becoming liable for a deficiency after completion of the Insured's acquisition of a Property.  Such pursuit may not be directed by the Company unless such deficiency is estimated to exceed $7,500.  If the Company proposes to pursue a deficiency judgment, in whole or in part for its account, it will notify the Insured at least thirty (30) days before the foreclosure sale.  If the Company does not so notify the Insured, the deficiency judgment, if established by the Insured, will be solely for the account of the Insured, and the Company will not be subrogated to any rights to pursue the deficiency judgment.

b.

The following provisions will apply if, in completing Appropriate Proceedings there are additional expenses advanced pursuant to Section 5.7 or additional interest accrued on the Loan, due to (1) an additional redemptive period or a delay in acquisition of Borrower's Title, which period or delay is directly related to establishing the deficiency judgment or (2) legal proceedings which are necessary to establish and pursue the deficiency judgment and which would not otherwise be the custom and practice used.

i.

If the deficiency judgment is to be established, in whole or in part, for the account of the Company, the Company must pay the Insured at the time of payment of the Claim, regardless of which settlement option the Company has selected, the full amount of:

(A)

such additional expenses advanced pursuant to Section 5.7 by the Insured; and

(B)

such additional interest accrued on the unpaid principal balance of the Loan at the contract rate stated in the Loan, but excluding applicable late charges, penalty interest, or other changes to the interest rate by reason of Default.

ii.

If the deficiency judgment is not to be established, in whole or in part, for the account of the Company, none of the additional interest or expenses of the type described in subparagraph (i) above will be includable in the Claim Amount or payable at any time by the Company.

iii.

For purposes of determining the additional expenses described in subparagraph (i) above resulting from pursuing the deficiency judgment, the limitation on attorneys' fees in Section 6.2 will not apply.

iv.

All of the additional interest, expenses, attorney's fees and court expenses described in subparagraph (i) above will be accrued or advanced only through acquisition of Borrower's Title, including any additional redemptive period.

c.

The Company and the Insured may agree generally or with respect to a Loan to different terms and conditions than set forth in this Section 7.2.  The Company and the Insured also may agree to the joint pursuit or other arrangements for the collection of deficiency judgments on mutually acceptable terms and conditions.

7.3

Subrogation -- Subject to Section 7.2(a), and only to the extent that the Company is entitled under applicable law to pursue such deficiency rights, the Company will be subrogated, upon payment of the Loss, in the amount thereof and with an equal priority to all of the Insured's rights of recovery against a Borrower and any other Person relating to the Loan or to the Property.  The Insured must execute and deliver at the request of the Company such instruments and papers and undertake such actions as may be necessary to transfer, assign and secure such rights.  The Insured shall refrain from any action, either before or after payment of a Loss, that prejudices such rights.

7.4

Policy for Exclusive Benefit of the Insured and the Owner -- A Commitment and Certificate issued as the result of any Application submitted hereunder and the coverage provided under this Policy will be for the sole and exclusive benefit of the Insured and the Owner of the related Loan, and in no event will any Borrower or other Person be deemed a party to, or an intended beneficiary of, this Policy or any Commitment or Certificate.

7.5

Effect of Borrower Insolvency or Bankruptcy on Principal Balance -- If under applicable insolvency or bankruptcy law, a Loan's principal balance secured by a Property is reduced (after all appeals of such reduction are final or the time for such appeals has lapsed without appeal), the portion of such principal balance of the Loan not secured by the Property, and related interest, will be includable in the Claim Amount, as provided in this Section 7.5.

If a Default occurs on the Loan, the Insured has acquired Borrower's Title or Good and Merchantable Title to the Property as required by this Policy, and all other requirements for filing of a Claim are complied with, the Insured will be entitled to include in the Claim Amount (a) the amount of the principal balance of the Loan which was deemed unsecured under applicable insolvency or bankruptcy law, less any collections or payments on such unsecured principal balance received by the Insured, and (b) interest thereon at the rate and as computed in Section 6.2, from the date of Default giving rise to the Claim (but for no prior period).  In no event will any expenses or other amounts associated with the amount by which the principal balance of the Loan became unsecured be includable in the Claim Amount, directly or by an addition to the principal balance includable in the Claim Amount.

7.6

Arbitration of Disputes; Suits and Actions Brought by the Insured

a.

Unless prohibited by applicable law, all controversies, disputes or other assertions of liability or rights arising out of or relating to this Policy, including the breach, interpretation or construction thereof, shall be settled by arbitration.  Notwithstanding the foregoing, the Company or the Insured both retain the right to seek a declaratory judgement from a court of competent jurisdiction on matters of interpretation of the Policy.  Such arbitration shall be conducted in accordance with the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American Arbitration Association as the Company may designate as its replacement.

The arbitrator(s) shall be neutral person(s) selected from the American Arbitration Association's National Panel of Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business.  Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if they are, or during the previous two (2) years have been, an employee, officer or director of any mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities.

b.

No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the Company's liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration unless the Insured has substantially complied with the terms and conditions of this Policy, and unless the suit or action is commenced within three (3) years (five (5) years in Florida or Kansas) after the Insured has acquired Borrower's Title to the Property or sale of the Property approved by the Company is completed, whichever is applicable to a Loan.  No such suit or action with respect to a Claim may be brought by the Insured against the Company until sixty (60) days after such acquisition of Borrower's Title or sale, as applicable to a Loan.

c.

If a dispute arises concerning the Loan which involves either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent.  The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan.

7.7

Release of Borrower; Defenses of Borrower -- The Insured's execution of a release or waiver of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the Loan will release the Company from its obligation under its Certificate to the extent and amount of said release.  If, under applicable law, the Borrower successfully asserts defenses which have the effect of releasing, in whole or in part, the Borrower's obligation to repay the Loan, or if for any other reason the Borrower is released from such obligation, the Company will be released to the same extent and amount from its liability under this Policy, except as provided by Section 7.5.

7.8

Amendments; No Waiver; Rights and Remedies; Use of Term "Including"

a.

The Company reserves the right to amend the terms and conditions of this Policy from time to time; provided, however, that any such amendment will be effective only after the Company has given the Insured written notice thereof by endorsement setting forth the amendment.  Such amendment will only be applicable to those Certificates where the related Commitment was issued on or after the effective date of the amendment.

b.

No condition or requirement of this Policy will be deemed waived, modified or otherwise compromised unless that waiver, modification or compromise is stated in a writing properly executed on behalf of the Company.  Each of the conditions and requirements of this Policy is severable, and a waiver, modification or compromise of one will not be construed as a waiver, modification or compromise of any other.

c.

No right or remedy of the Company provided for by this Policy will be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the Company at law or equity.

d.

As used in this Policy, the term "include" or "including" will mean "include or including, without limitation."

7.9

No Agency -- Neither the Insured, any Servicer or Owner, nor any of their employees or agents, will be deemed for any reason to be agents of the Company.  Neither the Company, nor any of its employees or agents, will be deemed for any reason to be agents of any Insured, Servicer or Owner.

7.10

Successors and Assigns -- This Policy will inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns.

7.11

Applicable Law and Conformity to Law -- All matters under this Policy will be governed by and construed in accordance with the laws of the jurisdiction in which the office of the original Insured on a Certificate is located.  Any provision of this Policy which is in conflict with any provision of the law of such jurisdiction is hereby amended to conform to the provisions required by that law.

7.12

Notice -- All claims, premium payments, tenders, reports, other data and any other notices required to be submitted to the Company by the Insured must be sent to the Company at MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202.  The Company may change this address by giving written notice to the Insured.  Unless the Insured otherwise notifies the Company in writing, all notices to the Insured must be sent to the address on the face of this Policy or, if the Insured is not located at such address, to the last known address of the Insured.

All notices under this Policy, whether or not identified in this Policy as required to be in writing, will be effective only if in writing and only upon receipt thereof.  Written notices may instead be given in the form of telecopy or, if acceptable to the Company (for notices given to the Company) or to the Insured (for notices given to the Insured) in the form of computer tape or computer-generated or any other electronic message.  A telecopy or such tape or message shall be effective only when received.  The Company and the Insured may mutually agree that notices will be sent to any additional Person.  Except as expressly agreed to by the Company and the Insured, no liability shall be incurred by the Company for the failure to give a notice to a Person other than the Insured.

7.13

Reports and Examinations -- The Company may request, and the Insured must provide, such files, reports or information as the Company may deem necessary pertaining to any Loan, and the Company will be entitled to inspect the files, books and records of the Insured or any of its representatives pertaining to such Loan.

7.14

Electronic Media -- The Company and the Insured may, from time to time, deliver or transfer information, documents or other data between them by electronic media acceptable to them.  In addition, the Company and the Insured may maintain information, documents or other data on electronic media or other media generally accepted for business records, including microfiche.  Such electronic or other media will be as equally acceptable for all purposes between the Insured and the Company as information, documents or other data maintained in printed or written form.

Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC

____________________________________________________________________________

Master Reporting Program Endorsement

(With Limited Incontestability)

For Illinois Bulk Transactions

____________________________________________________________________________

Policy Issued To:

Attached to and Forming Part of Master Policy

Number:

LaSalle Bank National Association as Trustee for the	12-670-4-3169
Structured Asset Investment Loan Trust Mortgage
Pass-Through Certificates Series 2003-BC5
135 South LaSalle Street	Effective Date of Policy:
Suite 1625	May 1, 2003
Chicago, Illinois 60603

The purpose of this Endorsement is to amend terms and conditions of the Policy to provide for the insurance of Loans under the Master Reporting Program made available by the Company to certain Insureds to whom this Endorsement is issued. An Insured will be entitled to submit Loans for insurance under this Endorsement until written notice from the Company to the Insured. This Endorsement will apply only to a Loan which is identified by the Company as being insured under the Master Reporting Program. To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control. The Policy is amended by adding, deleting, or amending the following terms and conditions, as indicated:

A.

The following additional definitions are added to Section 1 of the Policy:

1.27

Eligibility Criteria means the requirements established by the Company from time to time applicable to the origination of a Loan (including approved mortgage loan programs, maximum loan-to-value ratios and original principal amounts, coverage limitations and underwriting requirements) and of which the Company notifies the Insured, as the same may be amended from time to time by the Company on prior written notice to the Insured.

1.28

Transmittal means the information and format designated as such by the Company which requests or directs the Company to issue its Commitment and tender its Certificate with respect to the Loan identified therein, which may be identified by the title "Transmittal" and which includes all data and information and all exhibits and documents furnished in connection therewith to the Company. Whenever the term "Application" is used in this Policy, the term "Transmittal" and its definition will be substituted therefor.

1.29

Loan File means, with respect to a Loan, copies of all documents (including all data and information in electronic format) created or received in connection with the origination and closing of the Loan, including the Borrower's loan application, purchase contract, appraisal, credit report, verifications of employment, income and deposit, and HUD-1 or other settlement statement.

B.

Sections 2.1 through 2.3 of the Policy are deleted in their entirety and replaced with the following:

2.1

Loan Underwriting and Obtaining Coverage --- This Policy shall automatically extend to each Loan which the Insured submits for coverage under this Policy, provided that it is made in accordance with the terms and provisions of this Policy, including the Eligibility Criteria, and is evidenced by a Certificate issued by the Company. In order to obtain coverage under this Policy for a Loan, the Insured or the Person acting on its behalf must submit a duly completed Transmittal to the Company within thirty (30) days after the Insured makes or purchases the Loan (or such longer period as allowed by the Company), and the Company shall then issue a Commitment and Certificate, if all applicable requirements are satisfied.

If the Insured or the Person acting on its behalf subsequently denies the mortgage loan application received by it from the applicant, the Insured will be responsible for notifying the applicant in compliance with any applicable state or federal laws or regulations, including the Equal Credit Opportunity Act and any other similar law or regulation.

2.2

Representations of the Insured --- The Insured represents to the Company that:

a.

All statements made and information provided to the Company in a Transmittal or in a Commitment or Certificate (including as such is related to continuation of coverage upon assumption of a Loan) are supported by statements and information in the Loan File;

b.

All statements made and information provided to the Company in the Transmittal or in any Commitment or Certificate when provided to the Company or contained in the Loan File when the Loan is closed are not false or misleading in any material respect as of such date(s) and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s); and

c.

The Loan complies with the Eligibility Criteria in effect at the time the Transmittal is submitted to the Company.

The foregoing representations will apply to all statements and information provided to the Company in the Transmittal, Commitment or Certificate or contained in the Loan File, whether made or submitted by the Insured, the Borrower or any other Person, and will be deemed to have been made and provided for and on behalf of the Insured. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

It is understood and agreed that such statements and information in the Transmittal, Commitment or Certificate, or Loan File in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer, provide or so continue coverage of the related Loan; the Company issues the related Commitment and Certificate or continues coverage in reliance on the accuracy and completeness of such statements and information submitted to it; and the Company's reliance on the representations in this Section 2.2 survive the issuance of a Commitment and Certificate or such continuation of coverage and any later review or audit of the Insured's files by the Company. Without otherwise limiting the scope of this Section 2.2, a breach of Section 4.8 relating to down payment will be deemed a material misrepresentation for purposes of this Section 2.2.

2.3

Company's Remedies for Misrepresentation --- If any of the Insured's representations as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or recision, the Company shall return at that time all paid premiums retroactively to such applicable date.

C.

Notwithstanding any other provision of the Policy, including any endorsement to the Policy, Section 2.4 of the Policy is deleted in its entirely and replaced with the following:

2.4

Incontestability for Certain Misrepresentations --- Notwithstanding Sections 2.2 or 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or omitted) contained in a Transmittal or the related Loan File, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

a.

The misrepresentation must not have been knowingly made, or knowingly participated in, by:

1.

The Insured or any other Person which originated the Loan; or

2.

Any other of the following Persons:

i)

appraiser, correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

ii)

escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

b.

The Borrower must have made twelve (12) consecutive full installment payments of principal, interest and impound or escrow amounts in the amounts as called for by the Loan, and all of those payments must have been made from the Borrower's own funds.

A payment will be considered to be "consecutive" only if it is made prior to the date the next scheduled installment becomes due. The "Borrower's own funds" will include any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Transmittal.

c.

This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a)), there are one or more material misrepresentations in an Application or Transmittal (i) with respect to three (3) or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same Borrower or same other Person (including any other Person acting directly or indirectly in concert).

d.

This Section 2.4 shall not be construed to limit the applicability of Section 4.4(b) to a misrepresentation which is subject to this Section 2.4.

e.

The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

D.

Section 2.12 of the Policy is added with the following:

2.12

Post Underwriting Review and Copies of Loan Files --- The Company or representatives designated by it will have the right, from time to time, upon thirty (30) days advance notice to the Insured, to conduct a post underwriting review (including inspection) of the Loan Files and other information, papers, files, documents, books, records, agreements, and electronically stored data prepared or maintained by or in the possession or under the control of the Insured pertaining to or in connection with Loans insured under this Policy. The Company will have the right to conduct the review on the Insured's premises during normal business hours. The Insured must cooperate fully with the review. In addition, either in written notice to obtain from the Insured a copy of the Loan File for any Loan for which a Commitment or Certificate has been issued pursuant to this Policy. If for any reason the Insured fails to provide a copy of a Loan File at the time of the Company's review or upon the Company's other notice, the Company will provide a second notice to the Insured, allowing the Insured to provide it within an additional thirty (30) day period, then, at the Company's option, the Company will have the right to cancel coverage under the related Certificate.

E.

Section 4.8 is deleted in its entirety and replaced with the following:

4.8

Down Payment --- Any Claim involving a Loan which is for the purchase of the Property, and for which the Borrower did not make a down payment as described in the Transmittal or Loan File.

F.

Section 4.11 of the Policy is added with the following:

4.11

Non-Eligible Loans --- Any Loan that did not meet the Eligibility Criteria in effect at the time the related Transmittal was submitted to the Company.

G.

Section 7.9 of the Policy is deleted in its entirety and replaced with the following:

7.9

No Agency --- Neither the Insured, any Servicer, or Owner nor any of their employees or agents (including the Persons underwriting the Loan on behalf of the Insured) will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be   agents of any Insured, Servicer or Owner.

All terms capitalized herein will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Mortgage Guaranty Insurance Corporation

                MGIC

250 E. Kilbourn Avenue

P.O. Box 488, Milwaukee, Wisconsin 53201-0488

_______________________________________

Endorsement to Mortgage Guaranty Master Policy

_______________________________________

Policy Issued to:	Master Policy Number:
LaSalle Bank National Association as Trustee for the	12-670-4-3169
Structured Asset Investment Loan Trust Mortgage
Pass-Through Certificates Series 2003-BC5
135 South LaSalle Street	Effective Date of Policy:
Suite 1625	May 1, 2003
Chicago, Illinois 60603

The purpose of this Endorsement is to amend terms and conditions of the Policy to provide for the insurance of Loans which may be in addition to other mortgage guaranty insurance coverage separately in effect for each of such Loans. This Endorsement will apply only to a Loan which is approved by the Company for insurance under it, which approval shall include a Loan underwritten by the Insured in accordance with the Company's Master Reporting Program (Delegated Underwriting Program). To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control. The terms and conditions of the Policy shall apply to a Loan insured under this Endorsement, but with the Policy amended by adding, deleting, or amending the following terms and conditions, as indicated:

I.

Primary Policy

A.

The following definitions are added to the Policy:

1.30

"Original LTV" means the ratio of the principal balance of a Loan at its origination to the Value of the Property, as calculated according to the Company's standard procedures.

1.31

"Primary Policy" means the policy or guarantee issued by a mortgage guaranty insurance company approved for insurance of mortgage loans sold to either the Federal National Mortgage Association ("Fannie Mae"), or the Federal Home Loan Mortgage Corporation ("Freddie Mac"), which provides the minimum coverage required by Section 5.14 hereof, and under a form of policy approved by Fannie Mae or Freddie Mac and in general use for the mortgage loans sold to Fannie Mae or Freddie Mac, as applicable. Upon the Company's request, from time to time, the Insured shall provide to the Company a copy of the form of each Primary Policy under which it obtains coverage.

1.32

"Per Loan Loss Percentage" means, as applicable to Loans with an Original LTV as follows, the indicated percentage, or such other percentage as set forth on the applicable Certificate:

Original LTV	Per Loan Loss Percentage
As shown on the Commitment Certificate

B.

The following additional exclusions from coverage contained in new Sections 4.11 and 4.12 are added to the Policy:

4.11

Coverage Required Under Primary Policy - Any Claim, if for any reason coverage under a Primary Policy described in Section 5.14 was not in effect at the time of conveyance of the Property as described in Section 6.1 of this Policy.

4.12

Payment of the Full Benefit of the Primary Policy - Any portion of any Claim for Loss to the extent the Insured under the related Primary Policy has not received the amount of the full benefit of the percentage option claim payment under the Primary Policy (irrespective of the reason or cause, including insolvency of the Primary Policy insurer or failure of the Insured to comply with the terms and conditions of the Primary Policy), assuming that all the terms and conditions of the Primary Policy were fully complied with.

C

Section 5.8 is amended by adding a new subparagraph (f) as follows:

f.

A copy of the claim and evidence of the payment of, and any adjustments to, the claim under the Primary Policy, and other information related to such Primary Policy as the Company may reasonably request.

D.

The following additional condition precedent to payment of Claim, in new Section 5.14, is added to the Policy:

5.14

Coverage Required Under Primary Policy - Except as hereinafter provided, the Insured shall have coverage in full force and effect under a Primary Policy at the time of conveyance of the Property as described in Section 6.1 of this Policy, which provides coverage against loss resulting from a Borrower's Default. The Primary Policy shall, as a minimum, provide coverage on the principal amount of the Loan in at least the following percent, as applicable to the indicated Original LTV, or for some or all of the Loans such other coverage percent as set forth on the applicable Certificate:

Original LTV	Minimum Primary Policy Coverage Percentage
As shown on the Commitment Certificate

Coverage of a Loan under a Primary Policy must remain in force until cancellation thereof is required under applicable law.

E.

Section 6.1 is deleted in its entirety and replaced with the following:

The Insured must submit and settle its claim under a Primary Policy before a Claim on such Loan may be filed under this Policy, and the Insured shall file a Claim after, but no later than ninety (90) days following, the conveyance to the Insured of Borrower's Title to the Property, and the settlement of the claim under the Primary Policy, whichever is later. If the Insured is not required to have Borrower's Title to file a Claim for a reason described in Section 5.9, then, for purposes of the preceding requirements in which reference is made to a period of ninety (90) days following the conveyance to the Insured of Borrower's Title to the Property, in lieu of such reference shall be substituted, as applicable, (a) ninety (90) days after the Property is conveyed in a pre-foreclosure sale, at the foreclosure sale, or by exercise of the rights of redemption or (b) the time specified by Section 5.3. If the Insured fails to file a Claim within the applicable time, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the ninety (90) day period for filing of a Claim.

If the Insured fails to file a Perfected Claim within one hundred eighty (180) days after the filing of a Claim (or within such longer period of time as the Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

F.

The introduction to Section 6.2 is deleted in its entirety and replaced with the following:

6.2

Calculation of Claim Amount --- Subject to Sections 7.5 and 5.3, and the requirement for a Primary Policy, if any, the Claim Amount will be an amount equal to the sum of:

G.

Section 6.2 is amended by deleting "and" after subparagraph (iv) and inserting "; and" in place of the period at the end of (v), and by adding a new subparagraph (vi) as follows:

(vi).

The greater of the amount of any claim payment pursuant to a Primary Policy which the Insured received, or which the Insured should have received in order for the exclusion under Section  4.12 of this Policy not to have applied.

H.

Section 6.3(b) is deleted in its entirety and replaced with the following:

b.

Per Loan Loss Percentage Option. In the event the Company does not acquire the Property, allow the Insured to retain all rights and title to the Property and pay to the Insured as the Loss the lesser of: (i) the difference between the Claim Amount calculated in accordance with Section 6.2 and the amount realized by the Insured pursuant to its sale, if any, of the Property as provided in Section 5.10 and (ii) the Per Loan Loss Percentage option which shall be calculated by multiplying the applicable Per Loan Loss Percentage for such Loan times the Claim Amount (without any reduction for the Primary Policy claim payment pursuant to Section 6.2(vi)). However, if prior to the Company's payment of the Loss, a third party acquires title to the Property at the foreclosure sale or a Borrower redeems the Property (unless such acquisition or redemption occurs because the Insured failed to bid as provided in Section 5.11), then the Company shall pay the lesser of: (i) the Per Loan Loss Percentage option amount described above; or (ii) the difference between the Claim Amount and the amount realized by the Insured at the foreclosure sale or redemption; or

I.

The following is added at the end of Section 6.3:

Without limiting the requirements and conditions to filing and payment of a Claim contained in this Policy, if the Property has been acquired by the insurer under a Primary Policy, no Loss shall be payable under this Policy. For purposes of this Policy any references to "percentage guaranty option" shall be to the "Per Loan Loss Percentage guaranty option".

II.

Other Provisions

A.

Section 1.13 of the Policy is deleted in its entirety and replaced with the following:

1.13

Insured means:

a.

The Person designated on the face of this Policy; or

b.

Any Person to whom coverage has been assigned as permitted by Section 3.5 resulting in a change in the Insured named on a Certificate in accordance with this Policy.

B.

Section 1.24 is amended by adding the following sentence at the end thereof:

"For purposes of this Policy, the term "Servicer" shall include the master servicer for a Loan of whom the Company has been notified, as well as any servicer acting on behalf of the master servicer of whom the Company has been notified."

C.

Section 2.3 of the Policy is amended to read in its entirety as follows:

2.3

Company's Remedies for Misrepresentation -- Subject to Section 2.4, if any of the Insured's representations as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim with respect to such Loan, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate with respect to such Loan retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation with respect to such Loan). In the case of such cancellation or recission, the Company shall return at that time all paid premiums retroactively to such applicable date.

D.

Section 2.4 and all references thereto in the Policy are deleted in their entirety.

E.

Section 2.6a. of the Policy is amended to read in its entirety as follows:

a.

The Company must give the Insured prior notice of the due date for payment of the applicable premium payable for coverage of all Loans insured under this Policy.  The entire premium for all Loans must be paid within a forty-five (45) day grace period (or such longer grace period generally allowed by the Company) after the due date for payment, except that if a Default on the Loan occurs between the last date through which the applicable monthly renewal premium has been paid and the end of such grace period, the Insured shall not be required to pay monthly renewal premiums, and coverage of such Default will continue, while such Default exists.  If such Default is not cured and results in a Claim, such unpaid monthly renewal premiums through the renewal month in which such Default occurred shall be paid as provided in Section 6.3 by deduction from the Loss.

Upon payment of the entire premium for all Loans within such grace period, this Policy will be in effect for the applicable period of coverage and a Default on a Loan occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered.

If a Default occurs prior to the date through which the entire premium has been paid, and if such Default is not cured and results in a Claim being filed, such Default shall remain covered and no further premium on such Loan in Default shall be due in order to maintain coverage of such Default. If such Default is cured, all monthly renewal premiums not paid during the period of Default shall be payable (unless previously paid by the Insured) within forty-five (45) days or such longer period generally allowed by the Company after notice from the Company in order to continue coverage.

If the entire premium for all Loans is not paid within the grace period, at the option of the Company, the coverage of this Policy and the Company's liability as to all Loans will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any existing or future Defaults on any of the Loans will not be covered under this Policy.

Notwithstanding the foregoing, the Insured shall remain obligated to continue coverage in effect and pay any premium which is due, as required by Section 2.8 of this Policy.

F.

Section 2.8 is amended to read in its entirety as follows:

2.8

Cancellation by the Insured of a Certificate --- Notwithstanding any provision to the contrary in this Policy, the Insured shall be obligated to maintain coverage of a Certificate for a Loan and to pay corresponding premiums for continuation of such coverage except that coverage on a Loan under this Policy may be cancelled by the Insured effective when the unpaid principal balance of the Loan is less than 55% of the Value of the Property or if otherwise permitted in writing by the Company. Subject to the foregoing obligation of the Insured to maintain coverage, the Insured may obtain cancellation of coverage on a Loan by making a written request to the Company for cancellation of coverage on the Loan. However, no refund will be paid upon cancellation of coverage on a Loan. Cancellation of coverage on a Loan will not cancel this Policy.

G.

Section 3.5 is amended to read in its entirety as follows:

3.5

Change of Insured --- Change of Insured shall only be allowed if advance written approval is obtained from the Company (which approval shall be in the sole and absolute discretion of the Company). If coverage of a Loan is to be assigned or transferred by the Insured to a new Insured, the Insured shall request the Company's approval thereof and if the Company approves the change of Insured, the Company shall, thereafter, change its records to identify the new Insured for such Loan. Notwithstanding the foregoing, upon notice to the Company, the Insured may transfer coverage of a Loan to the Owner thereof or, upon the securitization of a Loan, to any trustee in such securitization, in each case without the prior approval of the Company; provided, however, that if in connection therewith there is a change in Servicer or if the servicing of the Loan is assumed by the new Insured or another Person, Section 3.4 of this Policy shall apply and the approval by the Company of such new Servicer, Insured or other Person shall be required.

All terms capitalized will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201	MGIC

______________________________

Certificate

(Covering Multiple Loans)

Mortgage Guaranty Insurance Corporation, 250 E. Kilbourn Avenue/P.O. Box 488, Milwaukee, Wisconsin 53201-0488 (the "Company"), hereby agrees to pay to the Insured any Loss due to the Default by a Borrower on any Loan identified on the attached schedule, subject to the terms and conditions of the Master Policy identified below, and in reliance on the Insured's Application or Transmittal for insurance.

Insured's Information	Coverage Information

Insured Name and Mailing Address:

LaSalle Bank National Association as Trustee for the

Structured Asset Investment Loan Trust Mortgage

Pass-Through Certificates Series 2003-BC5

135 South LaSalle Street

Suite 1625

Chicago, Illinois  60603

Certificate Issuance Date:

May 30, 2003

Certificate Effective Date:

May 1, 2003

Number of Loans Insured:

617

Aggregate Insured Amount of Loans:

$96,141,413.94

Coverage Amount on Each loan: See attached schedule

Master Policy Information	Premium Information
Master Policy Number: 12-670-4-3169 Applicable Endorsements: #71-70192 (6/01) #71-70201 (10/01)	Premium Rate: See attached schedule Premium Type: Monthly Premium Refundability: Non-refundable Renewal Option: Constant Premium Source: Non-Borrower Paid

Notes

●

The attached schedule contains a summary of coverage and premium information on a loan-by-loan basis and the schedule is incorporated herein and constitutes a part of this Certificate.

●

For Loans secured by properties located in Kentucky or West Virginia, the premium rates identified on the attached schedule do not include any applicable state and local premium taxes which may be due and required to be paid by the Insured, and which will be billed by the Company to the Insured.

●

Pursuant to Section 2.07(a) of the Master Policy, this Certificate becomes effective without the Insured's execution or return of same.

●

In issuing this Certificate, the Company has relied upon certain information and data received from or on behalf of the Insured, including, but not limited to, information and data contained in one or more electronic file transfers to the Company, as well as information and data summarized in a letter from MGIC to the Insured and any such other parties identified in such letter.  Such information and data and a copy of such letter are attached to this Certificate.

●

All capitalized terms used herein shall have the meaning assigned to such terms in the Master Policy.

INSURED CERTIFICATION: By tendering the initial premium, the Insured certifies that: 1) each of the Loans identified on the attached schedule has been closed; 2) Loan information set forth on the attached schedule or any other attachments to this Certificate is true and correct and the Company

Form #71-70239 (2/03)	KEEP THIS ORIGINAL CERTIFICATE	DO NOT RETURN TO MGIC

can rely on it in extending coverage to the Loans; 3) none of the Loans is in Default as of its Certificate Effective Date; and 4) as of the Certificate Issuance Date set forth above, the Insured had no knowledge of any material changes in any statement or representation contained in the Application or Transmittal for this insurance.

MGIC Master Policy 12-670-4-3169 Certificate Schedule	MGIC

Loan Number	Amount of Insurable Loan	LTV	Amount of Primary Coverage	Amount of MGIC Coverage	Loan Type	Premium Rate	MGIC Certificate Number

1	11544798	$ 109,364.50	90.00	0	34	ARM	192 bps	to be assigned
2	11996055	$ 394,277.42	90.00	0	34	ARM	192 bps	to be assigned
3	14054100	$ 282,323.72	80.87	0	26	ARM	192 bps	to be assigned
4	14079180	$ 74,016.61	86.44	0	31	ARM	192 bps	to be assigned
5	14120505	$ 144,270.02	93.55	0	36	ARM	192 bps	to be assigned
6	14168744	$ 145,621.74	85.00	0	30	ARM	192 bps	to be assigned
7	14247084	$ 270,088.92	95.00	0	37	ARM	192 bps	to be assigned
8	14266407	$ 317,357.50	85.00	0	30	ARM	192 bps	to be assigned
9	14279004	$ 197,495.30	86.73	0	31	ARM	192 bps	to be assigned
10	14281901	$ 85,589.42	89.53	0	33	ARM	192 bps	to be assigned
11	14282685	$ 277,880.62	90.00	0	34	ARM	192 bps	to be assigned
12	14290449	$ 266,954.68	82.72	0	28	ARM	192 bps	to be assigned
13	14290647	$ 173,475.41	82.98	0	28	ARM	192 bps	to be assigned
14	14362115	$ 242,175.23	90.00	0	34	ARM	192 bps	to be assigned
15	14383228	$ 169,610.04	89.53	0	33	ARM	192 bps	to be assigned
16	14412324	$ 169,343.92	85.00	0	30	ARM	192 bps	to be assigned
17	14468169	$ 114,801.52	90.00	0	34	ARM	192 bps	to be assigned
18	14476188	$ 118,828.92	94.62	0	37	ARM	192 bps	to be assigned
19	14487391	$ 85,261.46	90.00	0	34	ARM	192 bps	to be assigned
20	14491633	$ 127,835.28	95.00	0	37	ARM	192 bps	to be assigned
21	14510671	$ 139,956.62	81.14	0	27	ARM	192 bps	to be assigned
22	14530729	$ 86,991.37	87.20	0	32	ARM	192 bps	to be assigned
23	14532741	$ 278,093.34	90.00	0	34	ARM	192 bps	to be assigned
24	14541098	$ 155,586.79	89.66	0	34	ARM	192 bps	to be assigned
25	14550008	$ 83,175.73	90.00	0	34	ARM	192 bps	to be assigned
26	14559371	$ 139,128.48	90.00	0	34	ARM	192 bps	to be assigned
27	14559744	$ 196,312.62	90.00	0	34	ARM	192 bps	to be assigned
28	14559751	$ 166,476.75	95.00	0	37	ARM	192 bps	to be assigned
29	14559934	$ 98,642.94	90.00	0	34	ARM	192 bps	to be assigned
30	14559967	$ 174,556.07	95.00	0	37	ARM	192 bps	to be assigned
31	14586242	$ 138,340.77	92.47	0	36	ARM	192 bps	to be assigned
32	14590665	$ 62,856.83	90.00	0	34	ARM	192 bps	to be assigned
33	14590830	$ 119,529.48	88.24	0	32	ARM	192 bps	to be assigned
34	14596548	$ 110,415.58	90.00	0	34	ARM	192 bps	to be assigned
35	14598015	$ 279,678.50	85.00	0	30	ARM	192 bps	to be assigned
36	14673586	$ 67,850.35	85.00	0	30	ARM	192 bps	to be assigned
37	14703839	$ 221,000.00	83.40	0	29	ARM	192 bps	to be assigned
38	14738462	$ 241,733.37	90.00	0	34	ARM	192 bps	to be assigned
39	14864706	$ 218,455.90	90.00	0	34	ARM	192 bps	to be assigned
40	14887707	$ 178,963.29	89.65	0	34	ARM	192 bps	to be assigned
41	14904676	$ 109,850.07	82.71	0	28	ARM	192 bps	to be assigned
42	14905038	$ 112,129.03	85.00	0	30	ARM	192 bps	to be assigned
43	14955975	$ 267,350.50	84.92	0	30	ARM	192 bps	to be assigned
44	15015639	$ 218,101.01	90.00	0	34	ARM	192 bps	to be assigned
45	15031305	$ 60,894.61	89.97	0	34	ARM	192 bps	to be assigned
46	15038912	$ 119,617.45	94.25	0	37	ARM	192 bps	to be assigned

MGIC Master Policy 12-670-4-3169 Certificate Schedule	MGIC

Loan Number	Amount of Insurable Loan	LTV	Amount of Primary Coverage	Amount of MGIC Coverage	Loan Type	Premium Rate	MGIC Certificate Number

47	15082027	$ 112,032.29	93.42	0	36	ARM	192 bps	to be assigned
48	15136831	$ 63,630.29	85.00	0	30	Fixed	142 bps	to be assigned
49	15137144	$ 182,421.11	90.00	0	34	Fixed	142 bps	to be assigned
50	15137276	$ 212,919.47	90.00	0	34	ARM	192 bps	to be assigned
51	15137284	$ 172,286.60	85.00	0	30	Fixed	142 bps	to be assigned
52	15148000	$ 43,598.26	90.00	0	34	Fixed	142 bps	to be assigned
53	15163561	$ 54,752.33	83.07	0	28	ARM	192 bps	to be assigned
54	15237282	$ 75,916.67	95.00	0	37	Fixed	142 bps	to be assigned
55	107270340	$ 41,307.52	84.00	0	29	ARM	192 bps	to be assigned
56	108030248	$ 132,300.00	90.00	0	34	ARM	192 bps	to be assigned
57	108117813	$ 153,645.89	90.00	0	34	ARM	192 bps	to be assigned
58	108244336	$ 55,203.46	85.00	0	30	Fixed	142 bps	to be assigned
59	108333576	$ 121,435.13	94.98	30	7	Fixed	142 bps	to be assigned
60	108333626	$ 120,298.82	95.00	30	7	Fixed	142 bps	to be assigned
61	108333683	$ 102,902.20	87.34	30	2	Fixed	142 bps	to be assigned
62	108333758	$ 144,357.39	90.91	30	4	Fixed	142 bps	to be assigned
63	108334046	$ 63,235.04	95.00	30	7	Fixed	142 bps	to be assigned
64	108334103	$ 115,155.53	95.00	30	7	Fixed	142 bps	to be assigned
65	108334129	$ 127,274.99	95.00	30	7	Fixed	142 bps	to be assigned
66	108334152	$ 137,099.57	95.00	30	7	Fixed	142 bps	to be assigned
67	108334251	$ 94,570.28	91.35	30	5	Fixed	142 bps	to be assigned
68	108353764	$ 63,599.44	84.93	0	30	Fixed	142 bps	to be assigned
69	108354069	$ 64,457.53	85.00	0	30	Fixed	142 bps	to be assigned
70	108354838	$ 61,946.36	84.93	0	30	Fixed	142 bps	to be assigned
71	108355231	$ 76,376.94	85.00	0	30	Fixed	142 bps	to be assigned
72	108355355	$ 107,718.62	90.00	0	34	Fixed	142 bps	to be assigned
73	108357476	$ 69,062.66	84.91	0	30	Fixed	142 bps	to be assigned
74	108359639	$ 49,044.26	85.00	0	30	Fixed	142 bps	to be assigned
75	108359787	$ 109,679.34	90.00	0	34	ARM	192 bps	to be assigned
76	108359878	$ 267,254.88	85.00	0	30	ARM	192 bps	to be assigned
77	108359902	$ 139,278.86	90.00	0	34	ARM	192 bps	to be assigned
78	108359928	$ 207,860.95	85.00	0	30	ARM	192 bps	to be assigned
79	108359977	$ 327,898.73	90.00	0	34	ARM	192 bps	to be assigned
80	108359985	$ 143,677.38	88.89	0	33	ARM	192 bps	to be assigned
81	108360033	$ 296,833.48	85.00	0	30	ARM	192 bps	to be assigned
82	108360041	$ 88,098.15	90.00	0	34	ARM	192 bps	to be assigned
83	108360066	$ 157,077.20	85.00	0	30	ARM	192 bps	to be assigned
84	108360074	$ 250,468.84	85.00	0	30	ARM	192 bps	to be assigned
85	108360132	$ 105,184.27	90.00	0	34	ARM	192 bps	to be assigned
86	108360140	$ 93,407.65	85.00	0	30	ARM	192 bps	to be assigned
87	108360207	$ 67,932.82	85.00	0	30	ARM	192 bps	to be assigned
88	108360298	$ 217,475.71	90.00	0	34	ARM	192 bps	to be assigned
89	108360306	$ 59,434.60	85.00	0	30	ARM	192 bps	to be assigned
90	108360314	$ 77,255.94	85.00	0	30	ARM	192 bps	to be assigned
91	108360330	$ 278,708.86	90.00	0	34	ARM	192 bps	to be assigned
92	108360348	$ 67,925.42	85.00	0	30	ARM	192 bps	to be assigned
93	108360363	$ 71,329.48	85.00	0	30	ARM	192 bps	to be assigned

MGIC Master Policy 12-670-4-3169 Certificate Schedule	MGIC

Loan Number	Amount of Insurable Loan	LTV	Amount of Primary Coverage	Amount of MGIC Coverage	Loan Type	Premium Rate	MGIC Certificate Number

94	108360371	$ 87,393.61	83.33	0	28	ARM	192 bps	to be assigned
95	108360439	$ 67,425.82	90.00	0	34	ARM	192 bps	to be assigned
96	108360488	$ 111,441.47	90.00	0	34	ARM	192 bps	to be assigned
97	108360595	$ 142,343.40	95.00	0	37	ARM	192 bps	to be assigned
98	108360603	$ 67,920.38	85.00	0	30	ARM	192 bps	to be assigned
99	108360611	$ 220,701.83	85.00	0	30	ARM	192 bps	to be assigned
100	108360686	$ 65,615.91	90.00	0	34	ARM	192 bps	to be assigned
101	108360736	$ 35,076.09	90.00	0	34	ARM	192 bps	to be assigned
102	108360835	$ 55,182.81	85.00	0	30	ARM	192 bps	to be assigned
103	108360876	$ 123,129.53	85.00	0	30	ARM	192 bps	to be assigned
104	108360900	$ 124,820.75	85.00	0	30	ARM	192 bps	to be assigned
105	108360918	$ 69,610.79	85.00	0	30	ARM	192 bps	to be assigned
106	108360991	$ 197,746.61	90.00	0	34	ARM	192 bps	to be assigned
107	108361007	$ 364,955.80	85.00	0	30	ARM	192 bps	to be assigned
108	108361015	$ 71,921.05	90.00	0	34	ARM	192 bps	to be assigned
109	108361023	$ 235,540.89	90.00	0	34	ARM	192 bps	to be assigned
110	108361049	$ 215,786.22	90.00	0	34	ARM	192 bps	to be assigned
111	108361080	$ 229,958.21	95.00	0	37	ARM	192 bps	to be assigned
112	108361098	$ 59,434.60	85.00	0	30	ARM	192 bps	to be assigned
113	108361106	$ 220,137.45	90.00	0	34	ARM	192 bps	to be assigned
114	108361122	$ 73,710.26	90.00	0	34	ARM	192 bps	to be assigned
115	108361130	$ 152,772.19	90.00	0	34	ARM	192 bps	to be assigned
116	108361197	$ 122,232.11	90.00	0	34	ARM	192 bps	to be assigned
117	108361239	$ 89,911.11	90.00	0	34	ARM	192 bps	to be assigned
118	108361247	$ 152,822.95	85.00	0	30	ARM	192 bps	to be assigned
119	108361270	$ 146,605.17	95.00	0	37	ARM	192 bps	to be assigned
120	108361379	$ 256,125.64	95.00	0	37	ARM	192 bps	to be assigned
121	108361387	$ 154,790.87	86.11	0	31	ARM	192 bps	to be assigned
122	108361395	$ 152,708.67	85.00	0	30	ARM	192 bps	to be assigned
123	108361403	$ 103,380.46	90.00	0	34	ARM	192 bps	to be assigned
124	108361429	$ 208,021.17	85.00	0	30	ARM	192 bps	to be assigned
125	108361502	$ 31,463.61	90.00	0	34	ARM	192 bps	to be assigned
126	108361528	$ 260,611.39	90.00	0	34	ARM	192 bps	to be assigned
127	108361643	$ 102,439.43	90.00	0	34	ARM	192 bps	to be assigned
128	108361676	$ 39,461.95	90.00	0	34	ARM	192 bps	to be assigned
129	108361684	$ 134,031.92	95.00	0	37	ARM	192 bps	to be assigned
130	108361817	$ 260,560.19	90.00	0	34	ARM	192 bps	to be assigned
131	108361841	$ 61,981.80	85.00	0	30	ARM	192 bps	to be assigned
132	108361858	$ 109,673.19	90.00	0	34	ARM	192 bps	to be assigned
133	108361874	$ 51,776.57	85.00	0	30	ARM	192 bps	to be assigned
134	108361916	$ 169,770.64	85.00	0	30	ARM	192 bps	to be assigned
135	108362039	$ 31,455.39	90.00	0	34	ARM	192 bps	to be assigned
136	108362047	$ 83,182.02	85.00	0	30	ARM	192 bps	to be assigned
137	108362054	$ 55,189.28	85.00	0	30	ARM	192 bps	to be assigned
138	108362120	$ 198,153.92	81.00	0	26	ARM	192 bps	to be assigned
139	108362138	$ 138,343.69	85.00	0	30	ARM	192 bps	to be assigned
140	108362211	$ 80,894.86	90.00	0	34	ARM	192 bps	to be assigned

MGIC Master Policy 12-670-4-3169 Certificate Schedule	MGIC

Loan Number	Amount of Insurable Loan	LTV	Amount of Primary Coverage	Amount of MGIC Coverage	Loan Type	Premium Rate	MGIC Certificate Number

141	108362229	$ 319,069.81	90.00	0	34	ARM	192 bps	to be assigned
142	108362328	$ 268,453.11	90.00	0	34	ARM	192 bps	to be assigned
143	108362336	$ 170,317.66	95.00	0	37	ARM	192 bps	to be assigned
144	108362351	$ 125,830.00	90.00	0	34	ARM	192 bps	to be assigned
145	108362369	$ 220,270.50	90.00	0	34	ARM	192 bps	to be assigned
146	108362377	$ 260,661.77	90.00	0	34	ARM	192 bps	to be assigned
147	108362393	$ 188,820.11	95.00	0	37	ARM	192 bps	to be assigned
148	108362419	$ 122,933.91	84.90	0	30	ARM	192 bps	to be assigned
149	108362450	$ 130,305.69	90.00	0	34	ARM	192 bps	to be assigned
150	108362468	$ 235,194.48	85.00	0	30	ARM	192 bps	to be assigned
151	108362484	$ 238,107.86	90.00	0	34	ARM	192 bps	to be assigned
152	108362492	$ 42,452.96	85.00	0	30	ARM	192 bps	to be assigned
153	108362500	$ 76,424.28	90.00	0	34	ARM	192 bps	to be assigned
154	108362609	$ 92,653.70	84.32	0	29	ARM	192 bps	to be assigned
155	108362617	$ 332,051.41	95.00	0	37	ARM	192 bps	to be assigned
156	108362641	$ 170,745.39	95.00	0	37	ARM	192 bps	to be assigned
157	108362658	$ 120,042.93	95.00	0	37	ARM	192 bps	to be assigned
158	108362674	$ 61,125.15	85.00	0	30	ARM	192 bps	to be assigned
159	108362724	$ 238,197.72	90.00	0	34	ARM	192 bps	to be assigned
160	108362781	$ 222,832.29	82.67	0	28	ARM	192 bps	to be assigned
161	108362799	$ 59,347.22	90.00	0	34	ARM	192 bps	to be assigned
162	108362807	$ 38,205.74	90.00	0	34	ARM	192 bps	to be assigned
163	108362823	$ 206,242.46	90.00	0	34	ARM	192 bps	to be assigned
164	108362849	$ 85,372.43	90.00	0	34	ARM	192 bps	to be assigned
165	108362963	$ 120,537.14	85.00	0	30	ARM	192 bps	to be assigned
166	108362971	$ 67,076.20	85.00	0	30	ARM	192 bps	to be assigned
167	108363029	$ 93,345.95	83.11	0	28	ARM	192 bps	to be assigned
168	108363045	$ 33,960.73	85.00	0	30	ARM	192 bps	to be assigned
169	108363094	$ 71,499.32	85.00	0	30	ARM	192 bps	to be assigned
170	108363102	$ 135,816.49	85.00	0	30	ARM	192 bps	to be assigned
171	108363110	$ 71,928.74	80.90	0	26	ARM	192 bps	to be assigned
172	108363128	$ 123,250.25	95.00	0	37	ARM	192 bps	to be assigned
173	108363177	$ 56,627.43	90.00	0	34	ARM	192 bps	to be assigned
174	108363227	$ 332,595.09	90.00	0	34	ARM	192 bps	to be assigned
175	108363243	$ 79,087.84	90.00	0	34	ARM	192 bps	to be assigned
176	108363284	$ 94,276.29	90.00	0	34	ARM	192 bps	to be assigned
177	108363318	$ 97,068.84	90.00	0	34	ARM	192 bps	to be assigned
178	108363359	$ 168,964.12	85.00	0	30	ARM	192 bps	to be assigned
179	108363367	$ 172,360.39	85.00	0	30	ARM	192 bps	to be assigned
180	108363409	$ 56,044.60	85.00	0	30	ARM	192 bps	to be assigned
181	108363417	$ 52,151.10	90.00	0	34	ARM	192 bps	to be assigned
182	108363425	$ 60,218.65	90.00	0	34	ARM	192 bps	to be assigned
183	108363433	$ 74,926.70	84.27	0	29	ARM	192 bps	to be assigned
184	108363441	$ 142,027.09	88.88	0	33	ARM	192 bps	to be assigned
185	108363482	$ 124,840.03	89.93	0	34	ARM	192 bps	to be assigned
186	108363524	$ 62,020.53	90.00	0	34	ARM	192 bps	to be assigned
187	108363607	$ 75,518.79	90.00	0	34	Fixed	142 bps	to be assigned

MGIC Master Policy 12-670-4-3169 Certificate Schedule	MGIC

Loan Number	Amount of Insurable Loan	LTV	Amount of Primary Coverage	Amount of MGIC Coverage	Loan Type	Premium Rate	MGIC Certificate Number

188	108363714	$ 39,110.71	85.00	0	30	Fixed	142 bps	to be assigned
189	108363722	$ 39,310.71	85.00	0	30	Fixed	142 bps	to be assigned
190	108363748	$ 67,436.69	90.00	0	34	Fixed	142 bps	to be assigned
191	108363763	$ 279,931.60	85.00	0	30	Fixed	142 bps	to be assigned
192	108363862	$ 50,941.10	83.61	0	29	Fixed	142 bps	to be assigned
193	108363946	$ 161,863.54	90.00	0	34	Fixed	142 bps	to be assigned
194	108363961	$ 73,914.53	82.22	0	28	Fixed	142 bps	to be assigned
195	108363995	$ 80,911.17	90.00	0	34	Fixed	142 bps	to be assigned
196	108364118	$ 71,923.37	90.00	0	34	Fixed	142 bps	to be assigned
197	108364126	$ 83,225.81	85.00	0	30	Fixed	142 bps	to be assigned
198	108364134	$ 118,882.22	85.00	0	30	Fixed	142 bps	to be assigned
199	108364142	$ 50,441.67	82.79	0	28	Fixed	142 bps	to be assigned
200	108364175	$ 76,411.64	90.00	0	34	Fixed	142 bps	to be assigned
201	108364217	$ 48,534.42	90.00	0	34	Fixed	142 bps	to be assigned
202	108364266	$ 109,618.96	90.00	0	34	Fixed	142 bps	to be assigned
203	108364282	$ 76,406.79	90.00	0	34	Fixed	142 bps	to be assigned
204	108364308	$ 54,398.99	90.00	0	34	Fixed	142 bps	to be assigned
205	108364324	$ 58,831.97	95.00	0	37	Fixed	142 bps	to be assigned
206	108364340	$ 303,249.59	90.00	0	34	Fixed	142 bps	to be assigned
207	108364357	$ 72,189.78	85.00	0	30	Fixed	142 bps	to be assigned
208	108364365	$ 89,141.47	85.00	0	30	Fixed	142 bps	to be assigned
209	108364464	$ 55,186.17	85.00	0	30	Fixed	142 bps	to be assigned
210	108364498	$ 43,288.60	85.00	0	30	Fixed	142 bps	to be assigned
211	108364555	$ 251,564.84	92.65	0	36	Fixed	142 bps	to be assigned
212	108364563	$ 390,460.05	85.00	0	30	Fixed	142 bps	to be assigned
213	108364571	$ 54,829.74	90.00	0	34	Fixed	142 bps	to be assigned
214	108364597	$ 64,525.39	85.00	0	30	Fixed	142 bps	to be assigned
215	108364639	$ 143,815.71	88.89	0	33	Fixed	142 bps	to be assigned
216	108364688	$ 51,437.04	85.00	0	30	Fixed	142 bps	to be assigned
217	108364704	$ 152,771.99	90.00	0	34	Fixed	142 bps	to be assigned
218	108364712	$ 69,637.93	85.00	0	30	Fixed	142 bps	to be assigned
219	108364738	$ 69,905.74	82.35	0	28	Fixed	142 bps	to be assigned
220	108364753	$ 59,347.12	90.00	0	34	Fixed	142 bps	to be assigned
221	108364787	$ 91,648.76	85.00	0	30	Fixed	142 bps	to be assigned
222	108364811	$ 97,067.78	90.00	0	34	Fixed	142 bps	to be assigned
223	108364829	$ 75,512.68	90.00	0	34	Fixed	142 bps	to be assigned
224	108364852	$ 43,155.03	90.00	0	34	Fixed	142 bps	to be assigned
225	108364878	$ 49,256.10	85.00	0	30	Fixed	142 bps	to be assigned
226	108364886	$ 297,041.13	85.00	0	30	Fixed	142 bps	to be assigned
227	108364928	$ 73,918.99	85.00	0	30	Fixed	142 bps	to be assigned
228	108364977	$ 103,327.37	90.00	0	34	Fixed	142 bps	to be assigned
229	108365024	$ 284,281.82	85.00	0	30	Fixed	142 bps	to be assigned
230	108365107	$ 83,187.61	85.00	0	30	Fixed	142 bps	to be assigned
231	108365131	$ 193,211.88	90.00	0	34	Fixed	142 bps	to be assigned
232	108365164	$ 29,976.30	85.71	0	30	Fixed	142 bps	to be assigned
233	108365206	$ 61,974.53	85.00	0	30	Fixed	142 bps	to be assigned
234	108365214	$ 52,136.52	90.00	0	34	Fixed	142 bps	to be assigned

MGIC Master Policy 12-670-4-3169 Certificate Schedule	MGIC

Loan Number	Amount of Insurable Loan	LTV	Amount of Primary Coverage	Amount of MGIC Coverage	Loan Type	Premium Rate	MGIC Certificate Number

235	108365230	$ 55,610.69	85.00	0	30	Fixed	142 bps	to be assigned
236	108365255	$ 217,315.79	80.59	0	26	Fixed	142 bps	to be assigned
237	108365271	$ 58,432.44	90.00	0	34	Fixed	142 bps	to be assigned
238	108365289	$ 58,442.23	90.00	0	34	Fixed	142 bps	to be assigned
239	108365347	$ 121,319.29	90.00	0	34	ARM	192 bps	to be assigned
240	108365354	$ 143,456.18	85.00	0	30	ARM	192 bps	to be assigned
241	108365362	$ 159,841.07	90.00	0	34	ARM	192 bps	to be assigned
242	108365388	$ 33,962.64	85.00	0	30	ARM	192 bps	to be assigned
243	108365420	$ 33,969.71	85.00	0	30	ARM	192 bps	to be assigned
244	108365453	$ 46,745.94	90.00	0	34	ARM	192 bps	to be assigned
245	108365461	$ 34,970.51	85.37	0	30	ARM	192 bps	to be assigned
246	108365495	$ 53,943.78	90.00	0	34	ARM	192 bps	to be assigned
247	108365511	$ 63,829.78	90.00	0	34	ARM	192 bps	to be assigned
248	108365537	$ 57,548.27	90.00	0	34	ARM	192 bps	to be assigned
249	108365560	$ 199,716.77	80.65	0	26	ARM	192 bps	to be assigned
250	108365586	$ 73,999.22	95.00	0	37	ARM	192 bps	to be assigned
251	108365594	$ 312,771.03	85.00	0	30	ARM	192 bps	to be assigned
252	108365602	$ 82,713.81	90.00	0	34	ARM	192 bps	to be assigned
253	108365628	$ 266,233.72	88.83	0	33	ARM	192 bps	to be assigned
254	108365644	$ 33,273.42	90.00	0	34	ARM	192 bps	to be assigned
255	108365651	$ 78,943.35	85.00	0	30	ARM	192 bps	to be assigned
256	108365669	$ 97,671.80	85.00	0	30	ARM	192 bps	to be assigned
257	108365677	$ 139,330.38	90.00	0	34	ARM	192 bps	to be assigned
258	108365685	$ 98,907.24	90.00	0	34	ARM	192 bps	to be assigned
259	108365693	$ 161,801.60	90.00	0	34	ARM	192 bps	to be assigned
260	108365743	$ 106,105.63	90.00	0	34	ARM	192 bps	to be assigned
261	108365750	$ 72,166.54	85.00	0	30	ARM	192 bps	to be assigned
262	108365776	$ 35,067.10	90.00	0	34	ARM	192 bps	to be assigned
263	108365784	$ 75,553.17	85.00	0	30	ARM	192 bps	to be assigned
264	108365800	$ 40,759.70	85.00	0	30	ARM	192 bps	to be assigned
265	108365859	$ 238,981.37	87.67	0	32	ARM	192 bps	to be assigned
266	108365909	$ 156,452.97	90.00	0	34	ARM	192 bps	to be assigned
267	108366030	$ 93,407.45	85.00	0	30	ARM	192 bps	to be assigned
268	108366097	$ 297,099.43	85.00	0	30	ARM	192 bps	to be assigned
269	108366113	$ 124,855.01	89.29	0	33	ARM	192 bps	to be assigned
270	108366121	$ 63,690.89	85.00	0	30	ARM	192 bps	to be assigned
271	108366139	$ 80,845.26	90.00	0	34	ARM	192 bps	to be assigned
272	108366147	$ 270,553.54	87.42	0	32	ARM	192 bps	to be assigned
273	108366154	$ 115,635.58	95.00	0	37	ARM	192 bps	to be assigned
274	108366162	$ 70,024.58	90.00	0	34	ARM	192 bps	to be assigned
275	108366212	$ 157,826.38	84.95	0	30	ARM	192 bps	to be assigned
276	108366220	$ 140,111.48	85.00	0	30	ARM	192 bps	to be assigned
277	108366261	$ 113,838.56	89.76	0	34	ARM	192 bps	to be assigned
278	108366279	$ 67,921.46	85.00	0	30	ARM	192 bps	to be assigned
279	108366360	$ 36,866.68	90.00	0	34	ARM	192 bps	to be assigned
280	108366378	$ 152,855.26	90.00	0	34	ARM	192 bps	to be assigned
281	108366386	$ 123,157.30	90.00	0	34	ARM	192 bps	to be assigned

MGIC Master Policy 12-670-4-3169 Certificate Schedule	MGIC

Loan Number	Amount of Insurable Loan	LTV	Amount of Primary Coverage	Amount of MGIC Coverage	Loan Type	Premium Rate	MGIC Certificate Number

282	108366402	$ 62,447.36	85.00	0	30	ARM	192 bps	to be assigned
283	108368242	$ 301,137.27	85.00	0	30	ARM	192 bps	to be assigned
284	108368259	$ 229,674.29	83.64	0	29	ARM	192 bps	to be assigned
285	108424540	$ 89,053.97	85.00	0	30	ARM	192 bps	to be assigned
286	108468422	$ 162,693.31	90.00	0	34	ARM	192 bps	to be assigned
287	108469164	$ 157,188.84	90.00	0	34	ARM	192 bps	to be assigned
288	108469180	$ 101,892.34	85.00	0	30	ARM	192 bps	to be assigned
289	108469222	$ 125,710.60	90.00	0	34	ARM	192 bps	to be assigned
290	108522830	$ 80,893.12	90.00	0	34	ARM	192 bps	to be assigned
291	108619719	$ 237,472.08	85.00	0	30	ARM	192 bps	to be assigned
292	108619776	$ 113,122.22	90.00	0	34	ARM	192 bps	to be assigned
293	108619784	$ 202,129.36	90.00	0	34	ARM	192 bps	to be assigned
294	108620121	$ 68,221.71	90.00	0	34	ARM	192 bps	to be assigned
295	108620139	$ 237,027.25	95.00	0	37	ARM	192 bps	to be assigned
296	108620394	$ 125,726.21	90.00	0	34	ARM	192 bps	to be assigned
297	108620600	$ 206,656.28	90.00	0	34	ARM	192 bps	to be assigned
298	108620618	$ 267,238.30	85.00	0	30	ARM	192 bps	to be assigned
299	108620634	$ 256,151.11	90.00	0	34	ARM	192 bps	to be assigned
300	108620790	$ 169,744.46	85.00	0	30	ARM	192 bps	to be assigned
301	108621004	$ 249,469.97	85.00	0	30	ARM	192 bps	to be assigned
302	108621285	$ 256,145.60	95.00	0	37	ARM	192 bps	to be assigned
303	108621350	$ 180,002.40	85.00	0	30	ARM	192 bps	to be assigned
304	108621400	$ 84,859.25	85.00	0	30	Fixed	142 bps	to be assigned
305	108621855	$ 299,616.08	100.00	0	40	ARM	192 bps	to be assigned
306	108622028	$ 213,726.12	94.90	0	37	ARM	192 bps	to be assigned
307	108622036	$ 46,688.74	85.00	0	30	ARM	192 bps	to be assigned
308	108622119	$ 34,173.84	90.00	0	34	ARM	192 bps	to be assigned
309	108622127	$ 95,931.99	85.00	0	30	ARM	192 bps	to be assigned
310	108622200	$ 148,519.26	85.00	0	30	ARM	192 bps	to be assigned
311	108622622	$ 231,770.80	90.00	0	34	ARM	192 bps	to be assigned
312	108622846	$ 130,254.09	90.00	0	34	ARM	192 bps	to be assigned
313	108623265	$ 209,580.30	85.00	0	30	ARM	192 bps	to be assigned
314	108623331	$ 153,746.28	83.24	0	28	ARM	192 bps	to be assigned
315	108623745	$ 206,662.99	84.49	0	29	ARM	192 bps	to be assigned
316	108623844	$ 139,310.25	90.00	0	34	ARM	192 bps	to be assigned
317	108623919	$ 114,614.71	85.00	0	30	ARM	192 bps	to be assigned
318	108623984	$ 84,669.90	80.76	0	26	ARM	192 bps	to be assigned
319	108624149	$ 97,611.56	85.00	0	30	ARM	192 bps	to be assigned
320	108624198	$ 267,393.12	85.00	0	30	ARM	192 bps	to be assigned
321	108624297	$ 179,643.13	90.00	0	34	ARM	192 bps	to be assigned
322	108624701	$ 215,716.20	85.00	0	30	ARM	192 bps	to be assigned
323	108624818	$ 80,863.91	87.10	0	32	ARM	192 bps	to be assigned
324	108624909	$ 140,849.71	82.00	0	27	ARM	192 bps	to be assigned
325	108624925	$ 155,502.78	90.00	0	34	ARM	192 bps	to be assigned
326	108625047	$ 103,386.50	90.00	0	34	ARM	192 bps	to be assigned
327	108625054	$ 131,618.76	85.00	0	30	ARM	192 bps	to be assigned
328	108625138	$ 82,750.67	85.00	0	30	ARM	192 bps	to be assigned

MGIC Master Policy 12-670-4-3169 Certificate Schedule	MGIC

Loan Number	Amount of Insurable Loan	LTV	Amount of Primary Coverage	Amount of MGIC Coverage	Loan Type	Premium Rate	MGIC Certificate Number

329	108625153	$ 149,308.87	85.00	0	30	ARM	192 bps	to be assigned
330	108625211	$ 67,332.70	90.00	0	34	ARM	192 bps	to be assigned
331	108625278	$ 61,985.39	85.00	0	30	ARM	192 bps	to be assigned
332	108625369	$ 69,261.24	95.00	0	37	ARM	192 bps	to be assigned
333	108625377	$ 182,375.49	85.00	0	30	ARM	192 bps	to be assigned
334	108625385	$ 123,895.55	85.00	0	30	ARM	192 bps	to be assigned
335	108625468	$ 118,834.84	85.00	0	30	ARM	192 bps	to be assigned
336	108625500	$ 109,636.51	90.00	0	34	ARM	192 bps	to be assigned
337	108625955	$ 249,656.50	83.33	0	28	ARM	192 bps	to be assigned
338	108626110	$ 112,912.54	85.00	0	30	ARM	192 bps	to be assigned
339	108626359	$ 111,185.84	85.00	0	30	ARM	192 bps	to be assigned
340	108626367	$ 121,382.98	85.00	0	30	ARM	192 bps	to be assigned
341	108626466	$ 229,243.07	85.00	0	30	Fixed	142 bps	to be assigned
342	108626664	$ 152,904.65	85.00	0	30	Fixed	142 bps	to be assigned
343	108626896	$ 199,384.39	85.00	0	30	ARM	192 bps	to be assigned
344	108627183	$ 137,079.24	85.00	0	30	ARM	192 bps	to be assigned
345	108627274	$ 188,721.38	90.00	0	34	ARM	192 bps	to be assigned
346	108627670	$ 119,704.26	85.00	0	30	ARM	192 bps	to be assigned
347	108627944	$ 61,546.93	85.00	0	30	ARM	192 bps	to be assigned
348	108627993	$ 26,969.76	90.00	0	34	ARM	192 bps	to be assigned
349	108628025	$ 57,734.83	85.00	0	30	ARM	192 bps	to be assigned
350	108628280	$ 71,133.05	90.00	0	34	ARM	192 bps	to be assigned
351	108628306	$ 72,938.99	85.00	0	30	ARM	192 bps	to be assigned
352	108628371	$ 144,900.93	85.00	0	30	ARM	192 bps	to be assigned
353	108628397	$ 144,255.06	86.74	0	31	ARM	192 bps	to be assigned
354	108628512	$ 133,717.28	89.93	0	34	ARM	192 bps	to be assigned
355	108629031	$ 151,849.41	90.00	0	34	ARM	192 bps	to be assigned
356	108629338	$ 94,663.02	80.68	0	26	ARM	192 bps	to be assigned
357	108629403	$ 215,737.35	90.00	0	34	ARM	192 bps	to be assigned
358	108629585	$ 293,161.03	85.07	0	30	ARM	192 bps	to be assigned
359	108629759	$ 103,374.14	90.00	0	34	ARM	192 bps	to be assigned
360	108629916	$ 220,760.16	85.00	0	30	ARM	192 bps	to be assigned
361	108629999	$ 196,071.93	85.00	0	30	ARM	192 bps	to be assigned
362	108630302	$ 161,264.28	85.00	0	30	ARM	192 bps	to be assigned
363	108630682	$ 203,648.96	85.00	0	30	ARM	192 bps	to be assigned
364	108631201	$ 50,341.19	90.00	0	34	ARM	192 bps	to be assigned
365	108631417	$ 93,442.69	90.00	0	34	ARM	192 bps	to be assigned
366	108632100	$ 76,412.40	85.00	0	30	ARM	192 bps	to be assigned
367	108632118	$ 255,814.93	85.00	0	30	ARM	192 bps	to be assigned
368	108632217	$ 158,808.76	85.00	0	30	ARM	192 bps	to be assigned
369	108632498	$ 123,100.13	85.00	0	30	ARM	192 bps	to be assigned
370	108632555	$ 122,265.50	85.00	0	30	ARM	192 bps	to be assigned
371	108632654	$ 179,080.27	85.00	0	30	ARM	192 bps	to be assigned
372	108632670	$ 134,544.85	89.90	0	34	ARM	192 bps	to be assigned
373	108632696	$ 154,265.04	89.31	0	33	ARM	192 bps	to be assigned
374	108632894	$ 80,646.66	85.00	0	30	ARM	192 bps	to be assigned
375	108633157	$ 179,554.04	95.00	0	37	ARM	192 bps	to be assigned

MGIC Master Policy 12-670-4-3169 Certificate Schedule	MGIC

Loan Number	Amount of Insurable Loan	LTV	Amount of Primary Coverage	Amount of MGIC Coverage	Loan Type	Premium Rate	MGIC Certificate Number

376	108633751	$ 152,708.27	84.99	0	30	ARM	192 bps	to be assigned
377	108634197	$ 127,016.06	95.00	0	37	ARM	192 bps	to be assigned
378	108634536	$ 126,550.03	88.00	0	32	ARM	192 bps	to be assigned
379	108634551	$ 224,570.99	90.00	0	34	ARM	192 bps	to be assigned
380	108634643	$ 112,376.36	90.00	0	34	ARM	192 bps	to be assigned
381	108634650	$ 155,525.55	90.00	0	34	ARM	192 bps	to be assigned
382	108634684	$ 131,631.69	85.00	0	30	ARM	192 bps	to be assigned
383	108634759	$ 123,819.01	89.86	0	34	ARM	192 bps	to be assigned
384	108634775	$ 70,902.44	87.65	0	32	ARM	192 bps	to be assigned
385	108634981	$ 143,826.68	90.00	0	34	ARM	192 bps	to be assigned
386	108635202	$ 163,497.09	90.00	0	34	ARM	192 bps	to be assigned
387	108635236	$ 111,013.85	89.80	0	34	ARM	192 bps	to be assigned
388	108635293	$ 284,553.99	95.00	0	37	ARM	192 bps	to be assigned
389	108635624	$ 151,083.57	85.00	0	30	ARM	192 bps	to be assigned
390	108635699	$ 292,125.68	90.00	0	34	ARM	192 bps	to be assigned
391	108636119	$ 246,478.86	83.73	0	29	ARM	192 bps	to be assigned
392	108636390	$ 71,901.08	90.00	0	34	ARM	192 bps	to be assigned
393	108636416	$ 59,359.20	85.00	0	30	ARM	192 bps	to be assigned
394	108636440	$ 81,053.18	85.00	0	30	ARM	192 bps	to be assigned
395	108636523	$ 123,074.29	90.00	0	34	ARM	192 bps	to be assigned
396	108636564	$ 63,695.13	85.00	0	30	ARM	192 bps	to be assigned
397	108636648	$ 144,373.65	85.00	0	30	ARM	192 bps	to be assigned
398	108636754	$ 148,267.60	90.00	0	34	ARM	192 bps	to be assigned
399	108835901	$ 116,921.34	90.00	0	34	ARM	192 bps	to be assigned
400	108835935	$ 103,545.59	84.31	0	29	ARM	192 bps	to be assigned
401	108836073	$ 216,542.66	90.00	0	34	ARM	192 bps	to be assigned
402	108836131	$ 349,707.39	82.35	0	28	ARM	192 bps	to be assigned
403	108836321	$ 270,788.59	84.69	0	30	ARM	192 bps	to be assigned
404	108836339	$ 329,757.53	83.54	0	29	ARM	192 bps	to be assigned
405	108836586	$ 319,774.15	100.00	0	40	ARM	192 bps	to be assigned
406	108836743	$ 173,714.37	95.00	0	37	ARM	192 bps	to be assigned
407	108836941	$ 159,718.87	85.00	0	30	ARM	192 bps	to be assigned
408	108837006	$ 77,245.64	85.00	0	30	ARM	192 bps	to be assigned
409	108837022	$ 158,349.77	85.00	0	30	ARM	192 bps	to be assigned
410	108837048	$ 146,422.44	81.39	0	27	ARM	192 bps	to be assigned
411	108837253	$ 124,048.51	85.00	0	30	ARM	192 bps	to be assigned
412	108837303	$ 104,081.21	87.49	0	32	ARM	192 bps	to be assigned
413	108837311	$ 84,949.56	85.00	0	30	Fixed	142 bps	to be assigned
414	108837386	$ 72,174.79	85.00	0	30	ARM	192 bps	to be assigned
415	108837451	$ 309,825.30	82.67	0	28	ARM	192 bps	to be assigned
416	108837493	$ 355,951.37	85.00	0	30	ARM	192 bps	to be assigned
417	108837535	$ 126,468.85	85.00	0	30	ARM	192 bps	to be assigned
418	108837584	$ 139,720.99	90.00	0	34	ARM	192 bps	to be assigned
419	108837683	$ 335,297.01	85.00	0	30	Fixed	142 bps	to be assigned
420	108837931	$ 386,788.61	90.00	0	34	ARM	192 bps	to be assigned
421	108837964	$ 168,666.99	90.00	0	34	ARM	192 bps	to be assigned
422	108838160	$ 327,329.84	95.00	0	37	ARM	192 bps	to be assigned

MGIC Master Policy 12-670-4-3169 Certificate Schedule	MGIC

Loan Number	Amount of Insurable Loan	LTV	Amount of Primary Coverage	Amount of MGIC Coverage	Loan Type	Premium Rate	MGIC Certificate Number

423	108838335	$ 132,526.04	85.00	0	30	ARM	192 bps	to be assigned
424	108838418	$ 263,252.57	85.00	0	30	ARM	192 bps	to be assigned
425	108838475	$ 341,705.54	95.00	0	37	ARM	192 bps	to be assigned
426	108838491	$ 112,966.09	85.00	0	30	ARM	192 bps	to be assigned
427	108838517	$ 301,289.34	90.00	0	34	ARM	192 bps	to be assigned
428	108838665	$ 207,834.48	80.93	0	26	ARM	192 bps	to be assigned
429	108838699	$ 114,323.08	84.99	0	30	ARM	192 bps	to be assigned
430	108838707	$ 352,197.98	85.00	0	30	ARM	192 bps	to be assigned
431	108839028	$ 97,838.55	81.67	0	27	Fixed	142 bps	to be assigned
432	108839085	$ 110,419.61	81.85	0	27	ARM	192 bps	to be assigned
433	108839283	$ 278,818.42	90.00	0	34	ARM	192 bps	to be assigned
434	108839424	$ 287,825.16	90.00	0	34	ARM	192 bps	to be assigned
435	108839457	$ 374,643.10	85.00	0	30	ARM	192 bps	to be assigned
436	108839622	$ 229,811.09	80.70	0	26	ARM	192 bps	to be assigned
437	108839648	$ 269,818.46	88.52	0	33	ARM	192 bps	to be assigned
438	108839721	$ 399,691.04	85.81	0	31	ARM	192 bps	to be assigned
439	108839804	$ 285,976.74	90.00	0	34	ARM	192 bps	to be assigned
440	108839861	$ 336,385.45	89.87	0	34	ARM	192 bps	to be assigned
441	108840125	$ 173,369.50	90.00	0	34	ARM	192 bps	to be assigned
442	108840406	$ 212,849.67	84.86	0	30	ARM	192 bps	to be assigned
443	108840414	$ 160,541.11	90.00	0	34	ARM	192 bps	to be assigned
444	108840521	$ 182,880.90	82.06	0	27	ARM	192 bps	to be assigned
445	108840562	$ 322,727.30	89.72	0	34	ARM	192 bps	to be assigned
446	108840588	$ 370,454.90	90.00	0	34	ARM	192 bps	to be assigned
447	108840596	$ 247,318.15	90.00	0	34	ARM	192 bps	to be assigned
448	108840695	$ 194,876.92	89.66	0	34	ARM	192 bps	to be assigned
449	108840711	$ 114,696.46	85.00	0	30	ARM	192 bps	to be assigned
450	108840778	$ 121,432.24	90.00	0	34	ARM	192 bps	to be assigned
451	108840786	$ 82,381.20	85.00	0	30	ARM	192 bps	to be assigned
452	108841032	$ 331,101.77	90.00	0	34	ARM	192 bps	to be assigned
453	108841099	$ 71,957.71	90.00	0	34	Fixed	142 bps	to be assigned
454	108841230	$ 191,593.09	90.00	0	34	ARM	192 bps	to be assigned
455	108841339	$ 89,197.46	85.00	0	30	ARM	192 bps	to be assigned
456	108841404	$ 150,654.85	90.00	0	34	ARM	192 bps	to be assigned
457	108841446	$ 116,048.52	90.00	0	34	Fixed	142 bps	to be assigned
458	108841479	$ 143,920.52	90.00	0	34	ARM	192 bps	to be assigned
459	108841545	$ 90,846.04	85.00	0	30	ARM	192 bps	to be assigned
460	108841552	$ 82,321.94	85.00	0	30	ARM	192 bps	to be assigned
461	108841669	$ 114,631.24	85.00	0	30	ARM	192 bps	to be assigned
462	108841677	$ 75,543.89	90.00	0	34	Fixed	142 bps	to be assigned
463	108841685	$ 56,069.29	85.00	0	30	ARM	192 bps	to be assigned
464	108841800	$ 88,362.13	85.00	0	30	ARM	192 bps	to be assigned
465	108841867	$ 46,728.41	85.00	0	30	ARM	192 bps	to be assigned
466	108842030	$ 78,248.21	95.00	0	37	ARM	192 bps	to be assigned
467	108842238	$ 379,639.44	87.36	0	32	ARM	192 bps	to be assigned
468	108842394	$ 359,208.84	90.00	0	34	ARM	192 bps	to be assigned
469	108842402	$ 221,284.98	90.00	0	34	ARM	192 bps	to be assigned

MGIC Master Policy 12-670-4-3169 Certificate Schedule	MGIC

Loan Number	Amount of Insurable Loan	LTV	Amount of Primary Coverage	Amount of MGIC Coverage	Loan Type	Premium Rate	MGIC Certificate Number

470	108842527	$ 62,024.80	85.00	0	30	ARM	192 bps	to be assigned
471	108842550	$ 129,140.35	85.00	0	30	ARM	192 bps	to be assigned
472	108842568	$ 129,013.31	85.00	0	30	ARM	192 bps	to be assigned
473	108842584	$ 61,127.84	85.00	0	30	ARM	192 bps	to be assigned
474	108843038	$ 161,904.84	90.00	0	34	ARM	192 bps	to be assigned
475	108843244	$ 395,662.37	90.00	0	34	ARM	192 bps	to be assigned
476	108843251	$ 97,703.91	85.00	0	30	ARM	192 bps	to be assigned
477	108843269	$ 135,915.03	85.00	0	30	ARM	192 bps	to be assigned
478	108843293	$ 225,098.55	85.00	0	30	ARM	192 bps	to be assigned
479	108843301	$ 134,038.75	90.00	0	34	ARM	192 bps	to be assigned
480	108843376	$ 360,654.87	85.00	0	30	Fixed	142 bps	to be assigned
481	108843426	$ 216,613.19	85.00	0	30	ARM	192 bps	to be assigned
482	108843558	$ 119,427.03	80.03	0	26	ARM	192 bps	to be assigned
483	108843582	$ 96,856.67	85.00	0	30	ARM	192 bps	to be assigned
484	108843616	$ 215,852.10	90.00	0	34	ARM	192 bps	to be assigned
485	108843640	$ 137,632.97	90.00	0	34	ARM	192 bps	to be assigned
486	108843814	$ 314,672.13	90.00	0	34	ARM	192 bps	to be assigned
487	108843871	$ 94,851.33	100.00	0	40	Fixed	142 bps	to be assigned
488	108844069	$ 287,816.35	90.00	0	34	ARM	192 bps	to be assigned
489	108844382	$ 114,864.69	95.00	0	37	ARM	192 bps	to be assigned
490	108844747	$ 89,051.83	90.00	0	34	Fixed	142 bps	to be assigned
491	108844762	$ 300,515.20	90.00	0	34	ARM	192 bps	to be assigned
492	108844978	$ 146,836.83	82.22	0	28	ARM	192 bps	to be assigned
493	108845017	$ 71,369.74	85.00	0	30	ARM	192 bps	to be assigned
494	108845074	$ 177,043.25	95.00	0	37	ARM	192 bps	to be assigned
495	108845090	$ 77,847.62	95.00	0	37	ARM	192 bps	to be assigned
496	108845223	$ 175,674.65	85.00	0	30	ARM	192 bps	to be assigned
497	108845256	$ 216,610.37	85.00	0	30	ARM	192 bps	to be assigned
498	108845314	$ 359,562.28	90.00	0	34	ARM	192 bps	to be assigned
499	108845462	$ 75,596.06	85.00	0	30	ARM	192 bps	to be assigned
500	108845538	$ 218,766.19	85.00	0	30	ARM	192 bps	to be assigned
501	108845827	$ 373,692.82	85.00	0	30	ARM	192 bps	to be assigned
502	108845868	$ 42,478.20	85.00	0	30	ARM	192 bps	to be assigned
503	108845876	$ 118,930.82	85.00	0	30	ARM	192 bps	to be assigned
504	108845918	$ 112,427.52	90.00	0	34	ARM	192 bps	to be assigned
505	108845967	$ 135,279.45	95.00	0	37	ARM	192 bps	to be assigned
506	108846023	$ 328,230.19	90.00	0	34	ARM	192 bps	to be assigned
507	108846155	$ 239,707.57	82.76	0	28	ARM	192 bps	to be assigned
508	108846189	$ 336,776.16	89.87	0	34	ARM	192 bps	to be assigned
509	108846486	$ 329,742.56	89.19	0	33	ARM	192 bps	to be assigned
510	108846643	$ 205,434.43	84.96	0	30	ARM	192 bps	to be assigned
511	108846817	$ 305,841.36	90.00	0	34	ARM	192 bps	to be assigned
512	108846833	$ 381,319.23	90.00	0	34	Fixed	142 bps	to be assigned
513	108846858	$ 332,240.61	95.00	0	37	Fixed	142 bps	to be assigned
514	108846932	$ 40,397.23	90.00	0	34	ARM	192 bps	to be assigned
515	108846981	$ 157,781.58	95.00	0	37	ARM	192 bps	to be assigned
516	108847005	$ 329,463.62	81.00	0	26	ARM	192 bps	to be assigned

MGIC Master Policy 12-670-4-3169 Certificate Schedule	MGIC

Loan Number	Amount of Insurable Loan	LTV	Amount of Primary Coverage	Amount of MGIC Coverage	Loan Type	Premium Rate	MGIC Certificate Number

517	108847039	$ 72,216.29	85.00	0	30	ARM	192 bps	to be assigned
518	108847161	$ 140,047.34	85.00	0	30	ARM	192 bps	to be assigned
519	108847237	$ 114,672.84	85.00	0	30	ARM	192 bps	to be assigned
520	108847286	$ 349,751.97	83.33	0	28	ARM	192 bps	to be assigned
521	108847302	$ 157,295.49	90.00	0	34	ARM	192 bps	to be assigned
522	108847732	$ 203,837.67	86.08	0	31	ARM	192 bps	to be assigned
523	108847757	$ 132,916.91	95.00	0	37	ARM	192 bps	to be assigned
524	108847807	$ 189,900.46	95.00	0	37	ARM	192 bps	to be assigned
525	108847815	$ 163,714.90	90.00	0	34	ARM	192 bps	to be assigned
526	108847963	$ 255,786.65	89.82	0	34	ARM	192 bps	to be assigned
527	108848433	$ 170,837.75	90.00	0	34	ARM	192 bps	to be assigned
528	108848458	$ 178,440.39	85.00	0	30	ARM	192 bps	to be assigned
529	108849373	$ 297,350.55	85.00	0	30	ARM	192 bps	to be assigned
530	108849381	$ 61,158.09	85.00	0	30	ARM	192 bps	to be assigned
531	108849522	$ 205,464.88	85.00	0	30	ARM	192 bps	to be assigned
532	108849837	$ 98,949.74	88.39	0	33	ARM	192 bps	to be assigned
533	108849845	$ 187,748.73	90.00	0	34	ARM	192 bps	to be assigned
534	108849860	$ 253,413.67	90.00	0	34	ARM	192 bps	to be assigned
535	108849894	$ 148,603.06	85.00	0	30	ARM	192 bps	to be assigned
536	108849928	$ 101,913.15	85.00	0	30	ARM	192 bps	to be assigned
537	108849944	$ 118,943.89	84.37	0	29	ARM	192 bps	to be assigned
538	108850025	$ 122,257.32	85.00	0	30	ARM	192 bps	to be assigned
539	108850090	$ 108,753.39	85.00	0	30	ARM	192 bps	to be assigned
540	108850165	$ 146,203.81	95.00	0	37	ARM	192 bps	to be assigned
541	108850272	$ 186,883.17	85.00	0	30	ARM	192 bps	to be assigned
542	108850314	$ 141,844.65	85.00	0	30	ARM	192 bps	to be assigned
543	108850322	$ 122,696.36	90.00	0	34	ARM	192 bps	to be assigned
544	108850348	$ 324,520.90	83.33	0	28	ARM	192 bps	to be assigned
545	108850603	$ 127,429.62	85.00	0	30	ARM	192 bps	to be assigned
546	108850785	$ 241,922.11	90.00	0	34	ARM	192 bps	to be assigned
547	108850942	$ 169,869.99	82.13	0	27	ARM	192 bps	to be assigned
548	108850959	$ 137,422.51	85.94	0	31	ARM	192 bps	to be assigned
549	108851064	$ 242,113.48	95.00	0	37	ARM	192 bps	to be assigned
550	108851411	$ 359,757.95	90.00	0	34	ARM	192 bps	to be assigned
551	108851486	$ 102,837.66	100.00	0	40	ARM	192 bps	to be assigned
552	108851817	$ 359,704.32	87.17	0	32	ARM	192 bps	to be assigned
553	108851999	$ 170,870.53	90.00	0	34	ARM	192 bps	to be assigned
554	108852013	$ 72,625.13	85.00	0	30	ARM	192 bps	to be assigned
555	108852054	$ 138,047.47	90.00	0	34	ARM	192 bps	to be assigned
556	108852120	$ 394,642.91	87.39	0	32	ARM	192 bps	to be assigned
557	108852559	$ 341,748.71	90.00	0	34	ARM	192 bps	to be assigned
558	108852591	$ 359,732.82	90.00	0	34	ARM	192 bps	to be assigned
559	108852609	$ 84,936.91	85.00	0	30	ARM	192 bps	to be assigned
560	108852732	$ 77,351.64	90.00	0	34	ARM	192 bps	to be assigned
561	108852815	$ 66,219.38	85.00	0	30	ARM	192 bps	to be assigned
562	108852930	$ 364,944.83	85.00	0	30	ARM	192 bps	to be assigned
563	108853052	$ 144,902.51	87.88	0	32	ARM	192 bps	to be assigned

MGIC Master Policy 12-670-4-3169 Certificate Schedule	MGIC

Loan Number	Amount of Insurable Loan	LTV	Amount of Primary Coverage	Amount of MGIC Coverage	Loan Type	Premium Rate	MGIC Certificate Number

564	108853078	$ 169,889.35	85.00	0	30	ARM	192 bps	to be assigned
565	108853102	$ 215,337.31	90.00	0	34	ARM	192 bps	to be assigned
566	108853110	$ 107,934.57	90.00	0	34	ARM	192 bps	to be assigned
567	108853177	$ 91,744.38	85.00	0	30	ARM	192 bps	to be assigned
568	108853300	$ 229,147.90	85.00	0	30	ARM	192 bps	to be assigned
569	108853482	$ 324,717.42	87.84	0	32	ARM	192 bps	to be assigned
570	108853524	$ 276,023.11	85.00	0	30	ARM	192 bps	to be assigned
571	108853615	$ 125,920.30	86.30	0	31	ARM	192 bps	to be assigned
572	108853631	$ 249,994.51	90.00	0	34	ARM	192 bps	to be assigned
573	108853649	$ 169,889.35	85.00	0	30	ARM	192 bps	to be assigned
574	108853664	$ 368,682.30	90.00	0	34	Fixed	142 bps	to be assigned
575	108853805	$ 346,278.36	95.00	0	37	ARM	192 bps	to be assigned
576	108853813	$ 215,869.14	84.71	0	30	ARM	192 bps	to be assigned
577	108853888	$ 332,745.35	90.00	0	34	ARM	192 bps	to be assigned
578	108853920	$ 220,349.02	90.00	0	34	ARM	192 bps	to be assigned
579	108853995	$ 186,863.97	85.00	0	30	ARM	192 bps	to be assigned
580	108854126	$ 213,709.11	88.00	0	32	Fixed	142 bps	to be assigned
581	108854142	$ 193,349.04	90.00	0	34	ARM	192 bps	to be assigned
582	108854316	$ 133,358.62	85.00	0	30	ARM	192 bps	to be assigned
583	108854456	$ 331,305.28	85.00	0	30	ARM	192 bps	to be assigned
584	108854571	$ 364,242.73	90.00	0	34	ARM	192 bps	to be assigned
585	108854605	$ 377,702.18	90.00	0	34	ARM	192 bps	to be assigned
586	108854621	$ 287,931.83	85.00	0	30	ARM	192 bps	to be assigned
587	108854647	$ 370,448.17	90.00	0	34	ARM	192 bps	to be assigned
588	108854811	$ 305,763.65	90.00	0	34	ARM	192 bps	to be assigned
589	108854829	$ 324,555.57	90.00	0	34	ARM	192 bps	to be assigned
590	108854837	$ 276,034.49	85.00	0	30	ARM	192 bps	to be assigned
591	108854845	$ 85,764.30	85.00	0	30	ARM	192 bps	to be assigned
592	108855032	$ 43,152.34	90.00	0	34	ARM	192 bps	to be assigned
593	108855040	$ 31,438.90	85.00	0	30	ARM	192 bps	to be assigned
594	108855115	$ 73,764.08	90.00	0	34	ARM	192 bps	to be assigned
595	108855149	$ 59,391.38	85.00	0	30	ARM	192 bps	to be assigned
596	108855172	$ 89,195.93	85.00	0	30	ARM	192 bps	to be assigned
597	108855404	$ 212,342.29	85.00	0	30	ARM	192 bps	to be assigned
598	108855438	$ 151,114.79	90.00	0	34	ARM	192 bps	to be assigned
599	108855461	$ 260,852.92	90.00	0	34	ARM	192 bps	to be assigned
600	108855735	$ 220,378.29	90.00	0	34	ARM	192 bps	to be assigned
601	108855768	$ 341,792.81	90.00	0	34	ARM	192 bps	to be assigned
602	108870676	$ 63,721.74	85.00	0	30	Fixed	142 bps	to be assigned
603	108870718	$ 64,490.89	85.00	0	30	ARM	192 bps	to be assigned
604	108870742	$ 65,329.69	85.00	0	30	ARM	192 bps	to be assigned
605	108870791	$ 66,096.13	85.00	0	30	ARM	192 bps	to be assigned
606	108870817	$ 66,453.07	95.00	35	2	ARM	192 bps	to be assigned
607	108870858	$ 67,887.74	85.00	0	30	ARM	192 bps	to be assigned
608	108871096	$ 73,873.03	85.00	0	30	ARM	192 bps	to be assigned
609	108871179	$ 75,966.38	95.00	35	2	ARM	192 bps	to be assigned
610	108871450	$ 84,772.75	85.00	0	30	Fixed	142 bps	to be assigned

MGIC Master Policy 12-670-4-3169 Certificate Schedule	MGIC

Loan Number	Amount of Insurable Loan	LTV	Amount of Primary Coverage	Amount of MGIC Coverage	Loan Type	Premium Rate	MGIC Certificate Number

611	108871666	$ 90,343.96	95.00	35	2	Fixed	142 bps	to be assigned
612	108871674	$ 90,911.86	85.00	0	30	Fixed	142 bps	to be assigned
613	108872003	$ 98,935.24	90.00	0	34	ARM	192 bps	to be assigned
614	108873068	$ 125,800.91	94.98	0	37	ARM	192 bps	to be assigned
615	108873944	$ 151,835.57	95.00	0	37	ARM	192 bps	to be assigned
616	108875782	$ 237,460.89	85.00	0	30	ARM	192 bps	to be assigned
617	108876624	$ 319,118.06	90.00	0	34	ARM	192 bps	to be assigned